Exhibit 10.20

LOAN AGREEMENT

between

LYON MAYFIELD, LLC

and

QINA, LLC

Entered into as of October 28, 2011

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is entered into as of October 28, 2011 (the “Effective Date”), by and between Lyon Mayfield, LLC, a Delaware limited liability company (“Borrower”), and Qina, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”).

R E C I T A L S

A.

Borrower shall acquire as of the date hereof, all of (a) that real property located in the Cities of Palo Alto and Mountain View, County of Santa Clara, State of California, described on Exhibit A-1 attached to the Deed of Trust (as hereinafter defined), (b) the leasehold interest in all of that real property located in the City of Mountain View, County of Santa Clara, State of California, described on Exhibit A-2 attached to the Deed of Trust (as hereinafter defined), created by that certain unrecorded lease dated February 26, 1965, executed by the City of Mountain View, as lessor and William M. Kelley and Ryland H. Kelley, dba Triad, a limited partnership, as lessee, as disclosed by a deed recorded July 3, 1968 in Book 8180, page 103 of Official Records, as assigned from time to time (the “Ground Lease”) (collectively, the “Property”), which Property currently has three vacant office and industrial buildings and various related appurtenances located thereon (the “Existing Improvements”).

B.

It is anticipated that the Property will be developed as a residential development comprised of approximately forty two (42) detached single-family units, two hundred and sixty one (261) attached units, and 3.62 acres of public and private open space and associated recreational facilities (collectively, the “Future Residential Improvements”), as more particularly described on the Business Plan (as hereinafter defined).

C.

The intended development of the Future Residential Improvements will require the demolition of the Existing Improvements, as well as the acquisition of all necessary permits and approvals to conduct the aforesaid demolition.

D.

The Property is currently encumbered with the Entitlements set forth in Exhibit G attached hereto (collectively, the “Current Entitlements”). The intended development of the Future Residential Improvements will require the additional Entitlements set forth in Exhibit H attached hereto (collectively, the “Remaining Horizontal Entitlements”), and the additional Entitlements set forth in Exhibit I attached hereto (collectively, the “Remaining Vertical Entitlements” and together with the Remaining Horizontal Entitlements, collectively the “Remaining Entitlements”).

E.

Finally, the intended development of the Future Residential Improvements will also require the grading, excavation, filling, or similar disturbance to the surface of the land, including, without limitation, change of grade, change of ground level, change of drainage pattern or change of streambed (collectively, “Grading”) the Property, the installation of utilities, the installation of sewer facilities and other related preparation necessary for construction of the Future Residential Improvements.

F.

Borrower has requested from Lender a loan for the purpose of financing the acquisition of the Property, and Lender has required certain milestones be met with respect to the progress of the aforementioned pre-requisites of the Future Residential Improvements, each as a condition of the loan, as more particularly described herein.

NOW, THEREFORE, Borrower and Lender agree as follows:

ARTICLE 1. DEFINITIONS

1.1

DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Acceptable Contractor” – shall have the meaning ascribed to such term in Section 4.3(b).

“Acceptable Environmental Obligation Assumption” – shall mean (i) following the commencement of a Chapter 11 Case, an order of the Bankruptcy Court which is not subject to appeal and which has not been stayed, reversed, vacated or otherwise modified which approves the assumption of the Environmental Indemnity and all obligations in connection therewith (whether the foregoing accrue pre-petition or post- petition) by both of (x) Lyon California, and (y) Lyon Delaware, which order is deemed acceptable to Lender in its sole but good faith discretion, or (ii) if no Chapter 11 Case has been filed, an Acceptable Restructuring.

“Acceptable Order Authorizing Interest Payment” – shall mean (i) following the commencement of a Chapter 11 Case, an order of the Bankruptcy Court which is not subject to appeal and which has not been stayed, reversed, vacated or otherwise modified which approves the contribution of equity to Borrower by both of (x) Lyon California, and (y) Lyon Delaware, for the purposes of paying interest on the Loan, which order is deemed acceptable to Lender in its sole but good faith discretion, or (ii) if no Chapter 11 Case has been filed, an Acceptable Restructuring.

“Acceptable Restructuring” – shall mean (i) prior to the date upon which a letter of intent is executed by affiliates of Borrower and affiliates of Lender regarding the restructuring of Lyon Delaware and Lyon California (a “LOI”), any restructuring of such entities that is consented to by Lender in its sole and absolute discretion and (ii) following the execution of an LOI, the consummation of a series of restructuring transactions supported by Lender and its Affiliates and consistent in all material respects with the LOI, to be effected through either (1) an out-of-court exchange offer, private placement, and consent solicitation, (2) a pre-packaged plan of reorganization in a Chapter 11 Case, or (3) a plan of reorganization that is consummated within one hundred eighty (180) days of the filing of the applicable bankruptcy petition; provided, however, that, if a bankruptcy court enters any order in the applicable case that is inconsistent in any material respect with the restructuring terms set forth on the LOI, an Acceptable Restructuring shall be deemed (i) not to exist, and (ii) not to be capable of occurring in the future regardless of whether any transaction or series of transactions thereafter occurring would otherwise satisfy this definition.

“Account” – shall mean, collectively, the Operating Account, the Cash Collateral Account and the Real Estate Tax and Interest Reserve Subaccount.

“ADA” – means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et seq. as now or hereafter amended or modified.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly Controls such Person or of an Affiliate of such Person.

“Agreement” – shall have the meaning ascribed to such term in the preamble hereto.

“Agreement for Pedestrian Crossing” – shall have the meaning ascribed to such term in Section 9.17.

“Applicable Laws” means all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations, building restrictions and requirements of all regulatory authorities having jurisdiction over or affecting Borrower, the Property, the Project Work, the Future Residential Improvements, or the use thereof.

“Application for Payment” – shall have the meaning ascribed to such term on Exhibit D.

“Approving Authority” means any governmental or quasi-governmental or other regulatory body, agency or authority having jurisdiction over the Property, the Project Work or the Future Residential Improvements.

“Architect” – means, collectively, (i) William Hezmalhalch Architects, Inc. (“Hezmalhalch”) (ii) HMH Engineers (“HMH”), (iii) Carlson, Barbee & Gibson, Inc. (“CBG Inc.”), (iv) JZMK Partners (“JZMK”) and (v) any Person with whom Borrower enters into an Architect’s Agreement with after the Effective Date in accordance with the terms of this Agreement.

“Architect’s Agreement” – means, individually and collectively, as the context may require, (i) that certain Master Agreement for Professional Services (Master Contract Number 384358-21), dated as of March 6, 2007, by and between Lyon California and Hezmalhalch, (ii) that certain Master Agreement for Professional Services (Master Contract Number 384180-21), dated as of March 26, 2007, by and between Lyon California and CBG Inc., (iii) that certain Master Agreement for Professional Services (Master Contract Number 286029-21), dated as of October 8, 2010, by and between Lyon California and HMH, (iv) that certain Master Agreement for Professional Services (Master Contract Number 646063-21), dated as of October 5, 2010, by and between Lyon California and JZMK and (iii) any agreement entered into after the Effective Date between Borrower and a Person, for the design of all or any portion of the Future Residential Improvements or any related appurtenances in accordance with the terms of this Agreement.

“Architect’s Consent” – shall mean an Architect’s/Engineer’s Consent, in the form of Exhibit R attached hereto, delivered by an Architect to and for the benefit of Lender.

“Assignment of Architect’s Agreements” – shall mean that certain Assignment of Architectural Agreements and Plans and Specifications of even date herewith, by Borrower to and for the benefit of Lender.

“Assignment of Construction Agreements” – shall mean that certain Assignment of Construction Agreements of even date herewith, by Borrower to and for the benefit of Lender.

“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, assignee, sequestrator (or similar official), liquidator, or examiner for such Person or any portion of the Property; (e) the filing of a petition against a Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other applicable law, (f) under the provisions of any other law for the relief or aid of debtors, an action taken by any court of competent jurisdiction that allows such court to assume custody or Control of a Person or of the whole or any substantial part of its property or assets or (g) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” – shall mean the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.

“Bankruptcy Court” – shall mean any United State Bankruptcy Court of competent jurisdiction with respect to the proceeding at issue.

“Bonded Work” – shall have the meaning ascribed to such term in Section 8.1.

“Border Zone Property” – means any property designated as “border zone property” under the provisions of California Health and Safety Code, Sections 25220 et seq., or any regulation adopted in accordance therewith.

“Borrower” – means Mayfield Lyon, LLC, a Delaware limited liability company.

“Borrower’s Funds” – shall have the meaning ascribed to such term in Section 3.4(c).

“Budget” – shall mean the budget for the Project Work, which forms a part of the approved Business Plan, setting forth all anticipated costs related to the Project Work, as such Budget (including individual line items) may be updated from time to time in accordance with the terms of this Agreement. The approved Budget is attached hereto as Exhibit C.

“Budget Reconciliation” – shall have the meaning ascribed to such term in Section 10.3.

“Business Plan” – shall mean, collectively, the project planning chart and description of the planning process and Future Residential Improvements that Borrower have heretofore delivered to Lender (and which have been heretofore approved by Lender) covering the Project Work with respect to the Property, as such Business Plan may be modified from time to time in accordance with the terms of hereof, including, as a part thereof, the Budget. The approved Business Plan is attached hereto as part of Exhibit C.

“Business Day” – shall mean any day other than a Saturday, Sunday or any other day on which any of the following institutions is not open for business: (i) banks and savings and loan institutions in New York, New York, (ii) the New York Stock Exchange or (iii) the Federal Reserve Bank of New York. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Cash Collateral” – shall have the meaning ascribed to such term in Section 2.2(a).

“Cash Collateral Account” – shall have the meaning ascribed to such term in Section 3.1.

“Cash Collateral Account Control Agreement” – shall mean that certain Deposit Account Control Agreement (Cash Collateral Account), dated as of the date hereof, by and among Lender, Borrower and Deutsche Bank Trust Companies Americas, a New York banking corporation.

“Cash Collateral Threshold Amount” – shall mean an amount equal to (i) at any time before an Acceptable Restructuring, FIVE MILLION AND NO/100THS DOLLARS ($5,000,000.00), and (ii) at any time after an Acceptable Restructuring, zero Dollars ($0.00).

“Chapter 11 Case” – shall mean, collectively, a case pursuant to Chapter 11 of Title 11 of the United States Code, if any, commenced by Guarantor or any Affiliate of Guarantor.

“City” – shall have the meaning ascribed to such term in Recital A.

“Collateral” – shall have the meaning ascribed to such term in the Deed of Trust.

“Colony Lender” – shall mean the entity or entities identified as lender in that certain Pledge Agreement dated as of October 29, 2009, by and among Lyon California, Lyon Delaware, and the other entities from time to time identified as Pledgors on Schedule I thereto.

“Colony Pledge” – shall have the meaning ascribed to such term in Section 12.3(a).

“Colony Pledge Foreclosure” – shall have the meaning ascribed to such term in Section 12.3(b).

“Completion Guaranty” – means that certain Completion Guaranty, of even date herewith, made by Guarantor in favor of Lender.

“Conditions of Approval” – means the conditions placed on the approval of any Entitlement.

“Construction Agreement” – means collectively, any contract, now existing or hereafter entered into, for work performed or to be performed in connection with any development of any portion of the Property, including, without limitation, any Grading thereof or the construction or demolition of any improvements thereon, or all or any portion of the Project Work, as the same may be amended, amended and restated, renewed or replaced and/or otherwise modified or supplemented from time to time pursuant to and in accordance with the terms hereof.

“Contractor” – means, collectively, any developer and/or contractor now or hereafter engaged under a Construction Agreement.

“Contractor’s Consent” – shall mean a Contractor’s Consent, in the form of Exhibit S attached hereto, delivered by a Contractor to and for the benefit of Lender.

“Control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings.

“Current Entitlements” – shall have the meaning ascribed to such term in Recital D.

“Deed of Trust” – means that certain Fee and Leasehold Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Borrower, as Trustor, to First American Title Insurance Company, a California corporation, as Trustee, for the benefit of Lender, as Beneficiary, as hereafter amended, supplemented, replaced or modified.

“Default” – shall have the meaning ascribed to such term in Section 11.1.

“Default Rate” – shall be equal to twenty three percent (23%) per annum.

“Deposit Bank” shall mean Deutsche Bank Trust Company Americas, a New York banking corporation or any successor Deposit Bank selected in accordance with the provisions of the Loan Documents.

“Development Agreements” means, collectively, (i), and (iii)

“Dollars” and the sign “$” shall mean lawful money of the United States of America.

“Effective Date” – shall have the meaning ascribed to such term in the preamble hereto.

“Effective Rate” shall be equal to eighteen percent (18%) per annum.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a Federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a Federal or state chartered depository institution or trust company acting in its fiduciary capacity that has a rating from Moody’s Investors Service, Inc. of at least “Baa3” and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00 and subject to supervision or examination by Federal and state authority, as applicable. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short-term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies, “P-1” by Moody’s Investors Service, Inc., and F-1+ by Fitch, Inc. in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least “AA” by Fitch, Inc. and Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies and “Aa2” by Moody’s Investors Service, Inc..

“Entitlement Submittals” means any and all applications, forms, maps, analyses and reports (including but not limited to analyses and reports related to environmental and economic conditions and effects), plans and specifications, agreements or documents submitted or prepared for submission to any Approving Authority with respect to, or other material written documentation (including, without limitation, emails) prepared in furtherance of, or otherwise with respect to, the processing or obtaining of the Entitlements, and shall include, without limitation, any and all Remaining Entitlements and Conditions of Approvals once approved by the Approving Authority.

“Entitlements” – means any development and use rights, licenses and permits granted by, or to be obtained from, any Approving Authority required for the development of the Future Residential improvements, and the sale, use and operation thereof.

“Environmental Insurance” – shall have the meaning ascribed to such term in Section 5.5.

“Existing Improvements” – shall have the meaning ascribed to such term in Recital A.

“Existing Insurance” – shall have the meaning ascribed to such term in Section 5.8.

“First Payment Date” – shall have the meaning ascribed to such term in Section 2.8(b).

“Full Satisfaction Transfer” – shall mean any sale of the Property or any direct or indirect interest in Borrower which results in the indefeasible payment, in full, to Lender (which may be accomplished through the escrow established in connection with such sale) of (i) the Loan, and (ii) all other amounts due under any Loan Document; provided, that for all purposes under this Agreement and the Loan Documents, the date of such Full Satisfaction Transfer shall be deemed to be the Maturity Date.

“Fully Entitled”, “Fully Entitle”, or “Fully Entitling”, means, with respect to a specific portion of the Property, Borrower has obtained all of the Remaining Entitlements with respect thereto, such Entitlements are final, all applicable statutes of limitations and appeal periods thereunder have expired, including statutes of limitations for voter referendum, and all other conditions precedent to the effectiveness of each Entitlement have been fully satisfied, such that construction of the Future Residential Improvements for that portion of the Property requires no further approvals from the Approving Authority.

“Future Residential Improvements” – shall have the meaning ascribed to such term in Recital B.

“Grading” – shall have the meaning ascribed to such term in Recital E.

“Ground Lease” – shall have the meaning ascribed to such term in Recital A.

“Ground Rent” – shall mean any rent, additional rent or other charge payable by Borrower pursuant to the Ground Lease.

“Guaranty” – means that certain Limited Guaranty (Secured Loan), of even date herewith, made by Guarantor in favor of Lender.

“Guarantor” – means, jointly and severally, individually and collectively as the context may require, each entity listed on Schedule A to the Guaranty, and any other person or entity who, or which, in any manner, is or becomes obligated to Lender under any guaranty now or hereafter executed in connection with respect to the Loan.

“Hazardous Materials” – shall have the meaning ascribed to such term in Section 7.1 (a).

“Hazardous Materials Claims” – shall have the meaning ascribed to such term in Section 7.1 (c).

“Hazardous Materials Laws” – shall have the meaning ascribed to such term in Section 7.1 (b).

“Independent Director” – shall mean (a) a natural person who is not (at the time of initial appointment as director or manager, or at any time while serving as a director or manager) and is not, has never been, and will not be (at any time while serving as a director or manager); (i) a stockholder, partner, member or other equity owner, director (with the exception of serving as the Independent Director of Borrower), officer, employee, attorney or counsel of Borrower, Guarantor or any Affiliate of Borrower or Guarantor, (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower, Guarantor or any Affiliate of Borrower or Guarantor, (iii) a Person Controlling or under common

Control with any such stockholder, partner, member or other equity owner, director, officer, customer, supplier or other Person, (iv) a member of the immediate family of any such stockholder, partner, member, equity owner, director, officer, employee, manager, customer, supplier or other Person, or (v) otherwise affiliated with Borrower, Guarantor or any stockholder, member, partner, director, officer, employee, attorney or counsel of Borrower or any Guarantor, and (b) has (i) prior experience as an independent director or independent manager for a corporation, a trust or a limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three (3) years of employment experience with one or more Nationally Recognized Professional Service Company that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities and is at all times during his or her service as an Independent Director of Borrower an employee of such a company or companies. A natural Person who otherwise satisfies the foregoing definition other than subclause (a)(i) of this definition by reason of being the Independent Director of a Special Purpose Entity affiliated with Borrower shall not be disqualified from serving as an Independent Director of the Borrower, provided that the fees that such individual earns from serving as Independent Director of affiliates of the Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Information Materials” – means the information and other materials, financial and otherwise, regarding the Borrower, the Guarantor and the Property provided to Lender in writing or otherwise made available to Lender on the website located at https://summitllc.sharefile.com/?cmd=f&id=fod3f602-374c-4ad6-a0b6-bd6d94834244 as of October 19, 2011.

“Interest Period” – shall mean (i) initially, the period commencing on and including the Effective Date and ending on and including November 30, 2011, (ii) thereafter, for any specified Payment Date other than the payment made on the Maturity Date, the period commencing on and including the first day of the calendar month prior to such Payment Date and ending on and including the last day of the calendar month prior to such Payment Date, and (iii) for the payment to be made on the Maturity Date, the period commencing on and including the immediately preceding Payment Date and ending and including on the Maturity Date.

“Item Requirements for Disbursement” – shall have the meaning ascribed to such term on Exhibit D.

“Lender” – means Qina, LLC, a Delaware limited liability company.

“Lender’s Consultants” – shall have the meaning ascribed to such term in Section 4.7(b).

“Loan” – means the principal sum that Lender agrees to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement: FIFTY FIVE MILLION AND NO/100THS DOLLARS ($55,000,000.00).

“Loan Documents” – means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.

“Lyon California” – shall mean William Lyon Homes, Inc., a California corporation.

“Lyon Delaware” – shall mean William Lyon Homes, a Delaware corporation.

“Material Agreements” – shall mean, collectively, (i) all Architect’s Agreements, (ii) all contracts and agreements between the Borrower on the one hand and any of the Related Parties or any Person under common Control with Borrower or any Related Party on the other hand, pertaining to the use, maintenance, development, construction, operation, management or sale of all or any portion of the Property or the Project Work, (iii) all contracts and agreements, pertaining to the use, design, maintenance, development, construction, operation, management or sale of all or any portion of the Property or the Project Work, and which (x) could reasonably be expected to require the payment, in the aggregate, of a sum greater than FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($500,000.00) by any party thereto, or (y) is for a term or longer than one year (including any applicable extension options provided for therein), and (iv) all amendments, amendments and restatements, modifications, supplements and/or renewals to any of the foregoing, in accordance with the terms and provisions of this Agreement.

“Material Entitlement Change” – shall have the meaning ascribed to such term in Section 4.3(a) hereof. Notwithstanding any other provisions contained herein to the contrary, the term “Material Entitlements Change” shall not mean or refer to any Material Entitlements Change which has been previously approved by Lender in writing.

“Maturity Date” – means October 28, 2012.

“Nationally Recognized Service Company” – shall mean Corporation Services Company, CT Corporation, Stewart Management Corporation, National Registered Agents, Inc. and Independent Director Services, Inc. and any other Person approved in writing by Lender.

“Note” – means that certain Promissory Note Secured by Deed of Trust of even date herewith, in the original principal amount of the Loan, executed by Borrower and payable to the order of Lender, as hereafter amended, supplemented, replaced or modified.

“Offsite Materials” – shall have the meaning ascribed to such term in Exhibit D.

“Operating Account” – shall have the meaning ascribed to such term in Section 3.2.

“Operating Account Control Agreement” – shall mean the deposit account control agreement with respect to the Operating Account entered into by and among Borrower, Lender and Operating Account Bank in accordance with Section 3.2.

“Onsite Materials” – shall have the meaning ascribed to such term in Exhibit D.

“Other Related Documents” – means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents.

“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.

“Participant” – shall have the meaning ascribed to such term in Section 13.13(a).

“Participant Register” – shall have the meaning ascribed to such term in Section 13.13(d).

“Payment Date” – shall mean, commencing with the First Payment Date, the fifth (5th) day of each calendar month during the term of the Loan until and including the Maturity Date or, for purposes of making payments hereunder, but not for purposes of calculating interest Periods, if such day is not a Business Day, the immediately preceding Business Day.

“Person” – shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any governmental authority or agency, and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Petition Date” – shall mean the date upon which a bankruptcy petition is filed by, against or concerning Lyon California.

“Prepayment Premium” – shall be equal to the positive difference, if any, between (a) FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($5,500,000.00), minus (b) the amount of interest paid to Lender pursuant to this Agreement through and including the date of the applicable prepayment.

“Prohibited Equity Transfer” – shall have the meaning ascribed to such term in Section 12.2.

“Prohibited Property Transfer” – shall have the meaning ascribed to such term in Section 12.1.

“Project Work” – shall have the meaning ascribed to such term in Section 4.1.

“Property” – shall have the meaning ascribed to such term in Recital A.

“Purchase and Sale Agreement” – shall mean that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of July 19, 2010, by and between Hewlett-Packard Company, a Delaware corporation as seller, and Borrower, as successor by assignment to William Lyon Homes, Inc., a California corporation, as buyer, as amended from time to time prior to the date hereof.

“Register” – shall have the meaning ascribed to such term in Section 13.13(c).

“Real Estate Tax and Interest Reserve Subaccount” – shall have the meaning ascribed to such term in Section 3.1.

“Related Parties” – shall have the meaning ascribed to such term in Section 6.3.

“Remaining Entitlements” – shall have the meaning ascribed to such term in Recital D.

“Remaining Horizontal Entitlements” – shall have the meaning ascribed to such term in Recital D.

“Remaining Vertical Entitlements” – shall have the meaning ascribed to such term in Recital D.

“Request for Entitlements Change” – shall have the meaning ascribed to such term in Section 4.3(a).

“Requirements for Disbursement” – shall have the meaning ascribed to such term on Exhibit D.

“Restricted Party” shall mean each of (i) Borrower, (ii) any entity obligated under any guaranty or indemnity made in favor of Lender in connection with the Loan and (iii) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, or any entity obligated under a guaranty or indemnity made in favor of Lender in connection with the Loan.

“Secured Obligation” – shall have the meaning ascribed to such term in the Deed of Trust.

“Set Aside Letter” – shall have the meaning ascribed to such term in Section 8.1.

“Sole Member” – shall mean Lyon Mayfield, Inc., a Delaware corporation.

“Special Purpose Entity” – shall mean a limited liability company which:

(a)	was, is and will be organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property (and no other property), entering into this Agreement with Lender and performing its obligations under the Loan Documents, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

(b)	has not been, is not, and will not be engaged, in any business unrelated to in the case of Borrower, the acquisition, development, ownership, management or operation of the Property;

(c)	has not had, does not have, and will not have, any assets other than those related to the Property;

(d)	has not engaged, sought or consented to, and will not engage in, seek or consent to, any dissolution, winding up, liquidation, consolidation, merger, sale of ail or substantially all of its assets, transfer of membership interests or amendment of articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition;

(e)	has been, now is, and will be a limited liability company organized in the State of Delaware that (A) has as its only member a non-managing member, (B) has at least one (1) Independent Director, (C) has not caused or allowed, and will not cause or allow the members or managers of such entity to take any Bankruptcy Action, either with respect to itself or, if the company is a Principal, with respect to Borrower, in each case unless the Independent Director then serving as managers of the company shall have consented in writing to such action, (D) has and shall have either (1) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (2) two natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company;

(f)

has and will have a limited liability agreement or an operating agreement that, in each case, provides that such entity shall not (1) dissolve, merge, liquidate, consolidate; (2) sell all or substantially all of its assets or the assets of Borrower (as applicable); or (3) amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender;

(g)	has been, is and Intends to remain solvent and has paid and shall pay its debts and liabilities from its then available assets (including a fairly-allocated portion of any personnel and overhead expenses that It shares with any Affiliate) from its assets as the same shall become due, and has maintained and shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(h)	has not failed, and will not fail, to correct any known misunderstanding regarding the separate identity of such entity and has not and shall not identify itself as a division of any other Person;

(i)	has maintained and will maintain its accounts, books and records separate from any other Person and has filed and will file its own tax returns, except to the extent that it has been or Is required to file consolidated tax returns by law and, if it is a corporation, has not filed and shall not file a consolidated federal income tax return with any other corporation, except to the extent that It is required by law to file consolidated tax returns;

(j)	has maintained and will maintain its own records, books, resolutions and agreements;

(k)	has not (i) commingled, and will not commingle, its funds or assets with those of any other Person and (ii) participated and will not participate in any cash management system with any Person other than Lender;

(l)	has held and will hold its assets in its own name;

(m)

has conducted and shall conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of itself or of Borrower, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(n)	has maintained and will maintain its books, bank accounts, balance sheets, financial statements, accounting records and other entity documents separate from any other Person and has not permitted, and will not permit, its assets to be listed as assets on the financial statement of any other entity except as required by GAAP; provided, however, that appropriate notation shall be made on any such consolidated statements to indicate its separateness from such Affiliate and to indicate that its assets and credit are not available to satisfy the debt and other obligations of such Affiliate or any other Person and such assets shall be listed on its own separate balance sheet;

(o)	has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

(p)	has observed and will observe all limited liability company formalities;

(q)

has had no and will have no Indebtedness (including loans, whether or not such loans are evidenced by a written agreement) other than (i) the Loan, (ii) unsecured trade and operational debt incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Borrower, in amounts not to exceed one percent (1%) of the original principal amount of the Loan, in the aggregate, which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and (iii) such other liabilities that are permitted pursuant to the Loan Documents;

(r)	has not assumed or guaranteed or become obligated for, and will not assume or guarantee or become obligated for, the debts of any other Person and has not held out and will not hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to the Loan Documents;

(s)	has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

(t)	has allocated and will allocate, fairly and reasonably, any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

(u)	has maintained and used, now maintains and uses, and will maintain and use, separate stationery, invoices and checks bearing its name, which stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses have borne, shall bear its own name and have not borne and shall not bear the name of any other entity unless such entity is clearly designated as being the Borrower’s agent;

(v)	except pursuant to the Loan Documents, has not pledged and will not pledge its assets for the benefit of any other Person;

(w)	has held itself out and identified itself, and will hold itself out and identify itself, as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that compiles with the terms contained in clause (x) below of this definition, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of Borrower;

(x)	has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(y)	has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(z)	has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself, and shall not identify itself, as a division of any other Person;

(aa)	has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (i) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party, and (ii) in connection with the Loan Documents;

(ee)

other than capital contributions and distributions permitted under the terms of its organizational documents, has not entered into or been a party to, and shall not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s length transaction with an unrelated third party;

(ff)

has not had and shall not have any obligation to, and has not indemnified and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Debt and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Debt;

(gg)	if such entity is a corporation, it shall consider the interests of its creditors in connection with all corporate actions;

(hh)	does not and will not have any of its obligations guaranteed by any Affiliate except as provided in the Loan Documents; and

(ii)	has complied and will comply with all of the terms and provisions contained in its organizational documents and cause statements of facts contained in its organizational documents to be and to remain true and correct; and

(jj)	has not permitted and shall not permit any Affiliate or constituent party independent access to its bank accounts except as permitted under the Loan Documents.

“Subdivision Map” – shall have the meaning ascribed to such term in Section 9.6.

“Surety” – shall have the meaning ascribed to such term in Section 8.1.

“Tax and Interest Reserve Funds” – shall have the meaning ascribed to such term in Section 2.2 (b).

“Taxes” shall mean all taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against (a) the Property or part thereof, together with all interest and penalties thereon and (b) against the rents, issues, income or profits thereof or upon the lien or estate hereby created, whether any or all of said taxes, assessments or charges be levied directly or indirectly or as excise taxes or ad valorum real estate or personal property taxes or as income taxes.

“Taxes Requirements for Disbursement” – shall have the meaning ascribed to such term on Exhibit D.

“Title Policy” – means the 2006 ALTA Extended Loan Policy of Title Insurance, issued by First American Title Insurance Company, a California corporation and having Order No. NCS-435116-SC.

“Transfer” – shall mean any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise.

“Unallocated Cash Collateral” – shall mean the amount of Cash Collateral on deposit in the Cash Collateral Account and not allocated to any Set Aside Letter pursuant to the terms of Section 8.1.

1.2	EXHIBITS INCORPORATED. All exhibits, schedules or other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

1.3	REPLACEMENT OF EXHIBITS. Notwithstanding anything to the contrary contained herein,) Exhibits G, H and I may be replaced in accordance with the terms of Section 9.24.

ARTICLE 2. LOAN

2.1

LOAN. By and subject to the terms of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the principal sum of FIFTY FIVE MILLION AND NO/100THS DOLLARS ($55,000,000.00), said sum to be evidenced by the Note. The Note shall be secured by, among other things, the Deed of Trust, of even date herewith, encumbering certain real property and improvements as legally defined therein, including without limitation, the Ground Lease.

2.2

SINGLE DISBURSEMENT. Subject to the terms of this Agreement, Borrower may request and receive only one disbursement hereunder in respect of the full amount of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed. Borrower acknowledges and agrees that the Loan will be fully funded as of the Effective Date.

2.3

LOAN DOCUMENTS. Borrower shall deliver to Lender concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents.

2.4	USE OF PROCEEDS. Borrower shall use the proceeds of the Loan solely to finance its acquisition of the Property, and for such other purposes as may be approved by Lender under the Loan Documents.

2.5	INTEREST ON THE LOAN.

(a)	Interest Payments. Interest accrued on the outstanding principal balance of the Loan shall be calculated as provided in Section 2.5(d) and be due and payable in the manner provided in Section 2.6.

(b)

Default Interest. Notwithstanding the rates of interest specified in Section 2.5(e), below, and the payment date specified in Section 2.6, above, at Lender’s discretion at any time following the occurrence and during the continuance of a Default, the principal balance of the Loan then outstanding and, to the extent permitted by applicable law, any interest payment on the Loan not paid when due, shall bear interest payable upon demand at the Default Rate. All other amounts due to Lender under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within ten (10) days after demand therefor, shall likewise, at the option of Lender, bear interest from and after demand at the Default Rate.

(c)

Late Fee. Borrower acknowledges that late payment to Lender will cause Lender to incur costs not contemplated by this Agreement. Such costs include, without limitation processing and accounting charges. Therefore if Borrower fails timely to pay any sum due and payable hereunder through the Maturity Date (other than payment of the entire outstanding balance of the Loan on the Maturity Date), unless waived by Lender, a late charge of five percent (5%) of the amount of any such principal payment, interest or other charge due hereon and which is not paid within ten(10) days after such payment is due, shall be charged by Lender and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment. Borrower and Lender agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Lender will incur by reason of late payment. Borrower and Lender further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Lender from exercising any of the other rights available hereunder or any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Lender.

(d)

Computation of Interest. Interest shall be computed by multiplying (i) the actual number of days elapsed in the applicable Interest Period, (ii) a daily rate based on the Effective Rate or the Default Rate, as applicable, and a year of three hundred and sixty (360) days, and (iii) the principal balance of the Loan outstanding during the applicable Interest Period, as calculated by Lender in its sole but good faith discretion.

(e)	Effective Rate. The rate upon which interest shall be calculated for this Loan shall, subject to Section 2.5(f), be the Effective Rate.

(f)

Usury Savings. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum legal rate under applicable law. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the maximum legal rate under applicable law, the Effective Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the maximum legal rate under applicable law and all previous payments in excess of the maximum legal rate under applicable law shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum legal rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.6	PAYMENTS.

(a)

Payments Generally. For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the day on which any payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

(b)

Monthly Payments. On December 5, 2011 (the “First Payment Date”), Borrower shall make a payment of the interest for the period commencing on and including the Effective Date through and including November 30, 2011. On each subsequent Payment Date up to and including the Maturity Date, Borrower shall make a payment to Lender of the unpaid interest which has accrued during the applicable Interest Period.

(c)

Payment on Maturity Date. Borrower shall pay to Lender not later than 3:00 P.M., New York City time, on the Maturity Date, in addition to any accrued and unpaid interest to be paid pursuant to Section 2.6(b), the Outstanding Principal Balance and all other amounts due hereunder and under the Note, the Deed of Trust and the other Loan Documents.

(d)

Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in Dollars in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Any disbursements or payments required to be made hereunder or under any other Loan Document by Lender out of any Account shall be deemed to have been timely made for purposes of this Section 2.6(d).

(e)

Prepayments. On any Payment Date, Borrower may, at its option and upon not less than thirty (30) days irrevocable prior written notice to Lender, prepay the Outstanding Principal Balance, in whole but not in part, provided that such prepayment is accompanied by (a) all accrued and unpaid interest on the Outstanding Principal Balance so prepaid, (b) all other amounts due under the Note, this Agreement, or any of the other Loan Documents, and (c) an amount equal to the Prepayment Premium. In addition, if for any reason Borrower prepays the Loan on a day other than a Payment Date, Borrower shall also pay interest on the principal amount so prepaid through the next succeeding Payment Date.

2.7

FULL REPAYMENT AND RECONVEYANCE. Upon indefeasible payment in full of all sums owing and outstanding under the Loan Documents, Lender shall issue a full reconveyance of the Property and all Collateral from the lien of the Deed of Trust and a release of the security interest in any Account provided by the Loan Documents; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance: (a) Lender shall have indefeasibly received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance and any sums then due and payable under the Loan Documents; and (b) Lender shall have received a written release satisfactory to Lender of any set aside letter, letter of credit or other form of undertaking which Lender has issued to any surety, governmental agency or any other party in connection with the Loan, the Property or the Project.

ARTICLE 3. CASH MANAGEMENT

3.1

CASH COLLATERAL ACCOUNT AND REAL ESTATE TAX AND INTEREST RESERVE SUBACCOUNT; PLEDGE AND ASSIGNMENT. Borrower shall establish and maintain a segregated Eligible Account (the “Cash Collateral Account”) at Deposit Bank which Cash Collateral Account shall be under the sole dominion and control of Lender, and which shall be maintained subject to and in accordance with the terms of the Cash Collateral Account Control Agreement. The Cash Collateral Account shall be entitled “Mayfield Lyon, LLC, as pledgor, for the benefit of Qina, LLC, as Secured Party – Cash Collateral Account,” or such other name as required by Lender from time to time. Lender will also establish a subaccount of the Cash Collateral Account which shall at all times be an Eligible Account and which shall be a ledger or book entry account and not an actual account (such subaccount is referred to herein as the “Real Estate Tax and Interest Reserve Subaccount”). Borrower (i) hereby grants to Lender a first priority security interest in the Cash Collateral Account and the Real Estate Tax and Interest Reserve Subaccount and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Collateral Account and the Real Estate Tax and Interest Reserve Subaccount, including, without limitation, filing a UCC-1 financing statements and continuations thereof, and hereby authorizes Lender to fife such financing statements and continuations. Borrower will not in any way alter, modify or close the Cash Collateral Account or the Real Estate Tax and Interest Reserve Subaccount and will notify Lender of the account number thereof. Lender shall have the sole right to make withdrawals from the Cash Collateral Account and the Real Estate Tax and Interest Reserve Subaccount and all costs and expenses for establishing and maintaining the Cash Collateral Account and the Real Estate Tax and Interest Reserve Subaccount shall be paid by Borrower. All monies now or hereafter deposited into the Cash Collateral Account and the Real Estate Tax and Interest Reserve Subaccount shall be deemed additional security for the Loan and all other amounts owing under the Loan Documents.

3.2

BORROWER’S OPERATING ACCOUNT. Within Sixty (60) days following the date hereof, Borrower shall establish and maintain a segregated Eligible Account (the “Operating Account”) with a bank or depositary institution acceptable to Lender in its sole, discretion (“Operating Account Bank”), which Operating Account shall be maintained subject to and in accordance with the terms of a deposit account control agreement acceptable to Lender in its sole, good faith discretion the (“Operating Account Control Agreement”). The Operating Account shall be entitled “Mayfield Lyon, LLC, as pledgor, for the benefit of Qina, LLC, as Secured Party – Operating Account,” or such other name as required by Lender from time to time. Borrower (i) hereby grants to Lender a first priority security interest in the Operating Account and all deposits at any time contained therein and the proceeds thereof, and (ii) will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Operating Account, including, without limitation, the execution of any account control agreement which is consistent with the terms of this Agreement and the other Loan Documents, as may be required by Lender, including without limitation the Operating Account Control Agreement Borrower will not in any way alter, modify or close the Operating Account and will notify Lender of the account number thereof. As more fully set forth in the Operating Account Control Agreement, Borrower shall have the right to use the Borrower’s Funds on deposit in the Operating Account in accordance with the terms of this Agreement and the Loan Documents, provided, however, that from and after the occurrence of and during the continuance of a Default, Lender shall have the sole right to access and utilize the Borrower’s Funds then on deposit in the Operating Account, and all costs and expenses for establishing and maintaining the Operating Account shall be paid by Borrower. All monies now or hereafter deposited into the Operating Account shall be deemed additional security for the Loan and all other amounts owing under the Loan Documents.

3.3	ACCOUNTS GENERALLY. Notwithstanding anything to the contrary contained herein, with respect to each Account:

(a)	upon the occurrence and during the continuance of a Default, Lender may, in addition to any and all other rights and remedies available to Lender, direct Deposit Bank to immediately pay over all funds on deposit in any Account to Lender and to apply any such funds to the payment of the Secured Obligations in any order or priority, in its sole discretion;

(b)	except as expressly permitted under the Loan Documents, funds deposited into any Account shall not be commingled with other monies of Borrower or Deposit Bank;

(c)

Borrower shall not further pledge, assign or grant any security interest in any Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 financing statements, except those naming Lender as the secured party, to be filed with respect thereto;

(d)

Borrower acknowledges that the insufficiency of funds on deposit in any Account shall not relieve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever; and

(e)

Borrower shall indemnify Lender and Deposit Bank and hold Lender and Deposit Bank harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Accounts or the performance of the obligations for which the applicable Account was established (unless arising from the gross negligence or willful misconduct of Lender or Deposit Bank, as applicable).

3.4	DEPOSITS INTO THE ACCOUNTS. Borrower shall deposit or cause to be deposited:

(a)

on the Effective Date, the sum of FIVE MILLION ONE HUNDRED TWENTY FIVE THOUSAND AND NO/100THS DOLLARS ($5,125,000.00), in non-borrowed and readily available funds in the Cash Collateral Account (such funds, together with any amounts on deposit in the Cash Collateral Account from time to time, the “Cash Collateral”);

(b)

a portion of the funds to be deposited in accordance with Section 3.4(a) in the amount of FIVE MILLION ONE HUNDRED TWENTY FIVE THOUSAND AND NO/100THS DOLLARS ($5,125,000.00) will be deposited into the Real Estate Tax and Interest Reserve Subaccount (such funds, the “Tax and Tax and Interest Reserve Funds”);

(c)	on or before January 31, 2012, the sum of FIVE MILLION AND NO/100THS DOLLARS ($5,000,000.00), in non-borrowed and readily available funds in the Cash Collateral Account; and

(d)	at all times, all other funds on hand with Borrower from time to time in the Operating Account (such funds, “Borrower’s Funds”).

3.5

DISBURSEMENTS FROM THE REAL ESTATE TAX AND INTEREST RESERVE SUBACCOUNT. The Tax and Interest Reserve Funds shall be held in the Real Estate Tax and Interest Reserve Subaccount until such time as a Bankruptcy Action exists with respect to any Guarantor. Notwithstanding the foregoing, provided no Default shall then be continuing, Lender shall apply, or shall direct its servicer to apply or shall make Tax and Interest Reserve Funds available to Borrower to apply to the payment of the installments of real estate taxes that are currently due and which would become delinquent if not paid by December 10, 2011 (in an amount not to exceed $900,000.00 without Lender’s prior written consent). In making any payment relating to such real estate taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to such real estate taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. On each Payment Date during the pendency of such Bankruptcy Action, Lender shall remit from the Real Estate Tax and Interest Reserve Subaccount an amount of Tax and Interest Reserve Funds equal to the amount of interest then due and payable or so much thereof as is available in the Real Estate Tax and Interest Reserve Subaccount, until such time as (a) no Tax and Interest Reserve Funds remain on deposit in the Real Estate Tax and Interest Reserve Subaccount, or (b) an Acceptable Order Authorizing Interest Payment occurs. In addition to the foregoing, if an Acceptable Order Authorizing Interest Payment occurs, all Tax and Interest Reserve Funds on deposit in the Real Estate Tax and Interest Reserve Subaccount shall be immediately released to the Cash Collateral Account. Notwithstanding anything to the contrary set forth in this Section 3.5, Lender shall not be required to disburse any Tax and Interest Reserve Funds if a Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents, or event, omission or failure of condition which would constitute a Default under any such document, after notice or lapse of time, or both, then exists.

3.6

DISBURSEMENTS FROM THE CASH COLLATERAL ACCOUNT. Except as otherwise expressly provided in this Agreement, the Cash Collateral (which for the avoidance of doubt, shall not include any amounts on deposit in the Real Estate Tax and Interest Reserve Subaccount) shall be disbursed by Lender to the Operating Account, or, at Lender’s election, funded directly by Lender to the applicable recipient thereof, in order to fund (i) the hard and soft costs of any item listed on the Budget, and (ii) Taxes, provided that for each disbursement, each of the following conditions must be met, as determined by Lender, or waived by Lender, each in its sole and absolute discretion:

(a)

There shall exist no Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents, or event, omission or failure of condition which would constitute a Default under any such document, after notice or lapse of time, or both;

(b)	There shall exist no Material Entitlements Change;

(c)

Borrower shall have submitted to Lender an Application for Payment, which Application for Payment shall have been received by Lender at least thirty (30) days prior to the requested date of disbursement set forth therein;

(d)	All applicable Requirements for Disbursement shall have been met or waived by Lender;

(e)

The amount listed on the Application for Payment as the amount requested to be disbursed shall be equal to or less than: the difference between (i) the amount allotted for the requested Item on the Budget, or the total amount of the Taxes due, as applicable, and (ii) any prior disbursements for the applicable Item or Taxes for which disbursement is being requested; and

(f)	Following the requested disbursement, the amount of Unallocated Cash Collateral on deposit in the Cash Collateral Account shall be equal to or greater than the Cash Collateral Threshold Amount.

ARTICLE 4. PRE-DEVELOPMENT AND DEVELOPMENT

4.1	PROJECT WORK. Borrower shall do each and all of the following (collectively, the “Project Work”):

(a)

subject to Section 4.2, commence as soon as practicable and as and when contemplated under the Business Plan each and every item set forth on the Budget and complete each item set forth on the Budget as and when required by the Budget and the Business Plan; and

(b)

subject to Section 4.2, commence, continue and complete, as applicable, the processes of (i) obtaining at a commercially reasonable pace, each Remaining Entitlement, (ii) maintaining all Current Entitlements (unless amendment of the Current Entitlements is necessary to Fully Entitle the Future Residential Improvements), and (iii) satisfying or otherwise complying with the Conditions of Approval on or before any required date of completion set forth in the Budget, the Business Plan and the Entitlements, where applicable, and in each case, in accordance with Applicable Law.

4.2

FORCE MAJEURE. The time within which the Project Work or other action required with respect to the Property must be commenced or completed shall be extended for a period of time equal to the period of any delay directly hindering the commencement or completion, as applicable, of any portion of the Project Work or taking of any action with respect to the Property (a) which is caused by fire, earthquake, severe weather or other acts of God, strike, lockout, acts of public enemy, riot, insurrection, or governmental regulation of the sale or transportation of materials, supplies or labor or (b) which is caused by other events beyond the reasonable control of Borrower; provided, however, that any extensions arising from delays caused by events described in clause (b) but not clause (a), shall be subject to an aggregate maximum of two (2) weeks, unless a greater time period shall be agreed between Borrower and Lender. No extensions pursuant to this Section 4.2 shall be effective unless Borrower shall furnish Lender with written notice satisfactory to Lender evidencing the applicable delay within ten (10) days from the occurrence of such delay. In no event shall the time provided in this Agreement for completion of a particular portion of the Project Work that, pursuant to the Budget and the Business Plan is contemplated to be required to be completed prior to the Maturity Date, be extended beyond the Maturity Date.

4.3	ENTITLEMENTS SUBMITTALS.

(a)

Pursuant to Section 9.8, Lender must approve certain Entitlement Submittals. Except as otherwise provided in this Agreement, Borrower shall not cause, suffer or permit any changes in or amendments to any Entitlement Submittal that has been approved by Lender (or required to have been approved by Lender hereunder) without Lender’s prior written consent if such change or amendment would (i) have a material adverse change on Borrower’s ability to develop the Property for the Future Residential Improvements, including without limitation, any change that would decrease the proposed density of the Future Residential Improvements (including the number of buildings and dwelling units), limit or reduce the height or bulk of the Future Residential Improvements, change or limit any land uses envisioned by the Future Residential Improvements, change the site plan of the Future Residential Improvements, materially increase the cost of development of the Future Residential improvements and associated infrastructure, materially limit or affect the availability of public utilities, services or facilities or any privileges or rights to public utilities, services, or facilities currently available to the Property, impose any ordinance or regulation that controls rents or purchase prices charged within the Property, materially limit or delay the processing or procuring of the Entitlements, materially delay development of the Future Residential Improvements, or impose limits or controls on the timing, phasing or sequencing of the development thereof (except as otherwise provided under the City’s existing laws of general applicability), or (ii) materially and adversely affect the ability of Borrower to obtain any Remaining Entitlement, including, without limitation, any change which would (w) result in the addition or expansion of any Condition of Approval previously approved by Lender (or required to have been approved by Lender), (x) materially delay the ability of Borrower to obtain the Entitlements or satisfy any Condition of Approval set forth in the Entitlements, (y) subject any Entitlement to retraction, reevaluation or the re-opening of any periods of challenge or appeal, or (z) result in the imposition of any discretionary approval other than those required to Fully Entitle the Property, or the requirement that Borrower obtain any new license, permit or authorization, which license permit or authorization is subject to any discretionary approval (each of the foregoing clauses (i) and (ii)(w) through (ii)(z) hereof, a “Material Entitlements Change”). Without limiting the above, Lender agrees that Borrower may make changes that are not Material Entitlements Changes in the Entitlements Submittals without Lender’s prior written consent, provided that such changes do not violate any of the conditions specified herein. Any failure by Lender to respond to any complete written request by Borrower for approval of an Entitlement Submittal, or a proposed change to an Entitlement Submittal (in each case, a “Request for Entitlement Change”), within ten (10) days after Lender’s receipt of such Request for Entitlement Change shall be deemed an approval of such Entitlement Submittal or proposed change to an Entitlement Submittal, provided, however, that all Requests for Entitlement Change shall, on the face thereof, state, in bold and capitalized letters, as follows: “THIS CONSTITUTES A REQUEST FOR ENTITLEMENT CHANGE PURSUANT TO SECTION 4.5 OF THAT CERTAIN LOAN AGREEMENT MADE BY AND BETWEEN LYON MAYFIELD, LLC AND QINA, LLC, AND, PURSUANT TO SECTION 4.3(a) OF THE LOAN AGREEMENT, FAILURE TO RESPOND IN WRITING TO THE NOTICE ADDRESS SET FORTH HEREUPON WITHIN TEN (10) DAYS FOLLOWING THE DATE THIS NOTICE RECEIVED SHALL BE DEEMED LENDER’S APPROVAL HEREOF”; provided further that, notwithstanding the foregoing, if Lender shall respond to any Request for Entitlement Change with a request for additional information with respect thereto, Lender’s failure to approve or deny the Entitlement Submittal or proposed change to an Entitlement Submittal set forth therein within such initial ten (10) day period shall not be deemed an approval thereof and Lender shall have an additional ten (10) day period, commencing upon the receipt by Lender of a revised Request for Entitlement Change setting forth, to Lender’s reasonable satisfaction, all of the information requested by Lender, within which to approve or deny such Entitlement Submittal or proposed change to an Entitlement Submittal.

(b)

Changes: Submission Requirements. Borrower shall submit a Request for Entitlement Change with respect to any proposed change or amendment to any Entitlement Submittal to Lender at least ten (10) days prior to submitting the related Entitlement Submittal or other written documentation to any Approving Authority to effect such proposed change whether or not such change is subject to Lender’s consent. At its option, Lender may require Borrower to provide evidence reasonably satisfactory to Lender of whether or not the proposed change would constitute a Material Entitlement Change.

(c)

Consent Process. Borrower acknowledges that Lender’s review of any changes and required consent may result in delays in construction or development and hereby consents to any such delays; provided, that the time allotted in the then applicable Business Plan for completion of such construction or development shall be extended by the period of such delay, and any resulting increase in the cost to complete shall increase, dollar for dollar, the cost to complete such construction or development as set forth in the applicable Budget.

(d)

Delivery of Entitlements. Upon completion of processing and receipt by Borrower of any Entitlement, Borrower shall deliver a true, correct and complete copy of such Entitlement to Lender immediately, and in no event later than five (5) Business Days after Borrower’s receipt thereof.

4.4	CONTRACTORS: CONSTRUCTION AGREEMENTS.

(a)

Generally. Borrower may not enter Into any Construction Agreement or engage any Contractors without the prior consent of Lender; provided, however, that Lender’s consent shall not be required with respect to a Construction Agreement: (i) the Construction Agreement is not otherwise a Material Agreement; (ii) the applicable Contractor under the Construction Agreement (x) has been previously approved by Lender pursuant to this Agreement, or (y) is set forth on Exhibit J; and (iii) to the extent the Construction Agreement contemplates work for items set forth in the Budget, the aggregate amount reasonably expected to the paid by Borrower under the applicable Construction Agreement shall not exceed the amount allotted for the applicable item on the Budget and Business Plan.

(b)

No Amendment. Borrower shall require any Contractor to perform in accordance with the terms of the applicable Construction Agreement and shall not amend, modify or alter the responsibilities of any Contractor under any Construction Agreement without Lender’s prior written consent; provided that any increase in the amount payable to any contractor under any Construction Agreement shall not require Lender’s consent so long as the aggregate amount payable to such Contractor under such Construction Contract when added to all other costs already incurred with respect to such line item and all costs projected to be incurred pursuant to the relevant line item does not exceed the budgeted amount for such line item in the then applicable Budget. Borrower shall execute, upon Lender’s request, an assignment of Borrower’s rights under any Construction Agreement to Lender as security for Borrower’s obligations under this Agreement and the other Loan Documents and shall cause any such Contractor to consent to any such assignment.

(c)

Contractor Information. Within ten (10) days of Lender’s written request, Borrower shall deliver to Lender from time to time in a form acceptable to Lender: (a) a list detailing the name, address and phone number of each contractor, subcontractor and material supplier employed or used for the Project together with the dollar amount, including changes, if any, of each contract and subcontract, and the portion thereof, if any, paid through the date of such list; (b) copies of each contract and subcontract identified in such list, including any changes thereto; (c) a cost breakdown of the projected total cost of the Project, and that portion, if any, of each cost item which has been incurred; and (d) a progress schedule detailing the progress of the Project and the projected sequencing and completion time for uncompleted work, all as of the date of such schedule. Lender may contact any Contractor to discuss the course of the Project Work.

(d)

Assignment of Construction Agreements. On the Effective Date, Borrower shall execute the Assignment of Construction Agreements as additional security for Borrower’s performance under this Agreement and the other Loan Documents and shall cause the each Contractor in existence on the Effective Date to immediately deliver to Lender, and each Contractor which may enter into an Construction Agreement after the Effective Date to promptly deliver to Lender, a Contractor’s Consent.

4.5

ARCHITECT’S AGREEMENT. Borrower and Architect have entered into the Architect’s Agreement, pursuant to which Architect has or will design the Future Residential Improvements and/or related appurtenances. Borrower shall require Architect to perform in accordance with the terms of the

Architect’s Agreement and shall not amend, modify or alter the responsibilities of Architect under the Architect’s Agreement without Lender’s prior written consent. On the Effective Date, Borrower shall execute the Assignment of Architect’s Agreements as additional security for Borrower’s performance under this Agreement and the other Loan Documents and shall cause each Architect in existence on the Effective Date to immediately deliver to Lender, and each Architect which may enter into an Architect’s Agreement after the Effective Date to promptly deliver to Lender, an Architect’s Consent.

4.6	THE BUSINESS PLAN.

(a)

Changes; Lender Consent. Except as otherwise provided in this Agreement, Borrower shall not make any changes in the Business Plan without Lender’s prior written consent if such change: (i) constitutes a material change in the building material or equipment specifications, or in the architectural or structural design, value or quality of any of the Future Residential Improvements; (ii) would result in an increase of construction costs in excess of TWO HUNDRED AND FIFTY THOUSAND AND NO/100THS DOLLARS ($250,000.00) for any single change or in excess of TWO MILLION AND NO/100THS DOLLARS ($2,000,000.00) for all such changes; or (iii) would affect the structural integrity, quality of building materials, or overall efficiency of operating systems of the Future Residential Improvements. Without limiting the above, Lender agrees that Borrower may make minor changes in the Business Plan without Lender’s prior written consent, provided that such changes do not violate any of the conditions specified herein. Borrower shall at all times maintain, for inspection by Lender, a full set of working drawings of the Future Residential Improvements.

(b)

Changes: Submission Requirements. Borrower shall submit any proposed change in the Business Plan to Lender at least ten (10) days prior to the commencement of construction relating to such proposed change whether or not such change is subject to Lender’s consent. Requests for any change which requires consent shall be accompanied by working drawings and a written description of the proposed change, submitted on a change order form acceptable to Lender, signed by Borrower and, if required by Lender, also by the Architect and any applicable Contractor. At its option, Lender may require Borrower to provide: (i) evidence satisfactory to Lender of the cost and time necessary to complete the proposed change; (ii) a deposit in the amount of any increased costs into the Cash Collateral Account; and (iii) a complete set of “as built” drawings for the completed portions of the Project Work.

(c)	Consent Process. Borrower acknowledges that Lender’s review of any changes and required consent may result in delays in construction and hereby consents to any such delays.

4.7	PROJECT WORK RESPONSIBILITIES.

(a)

Borrower Solely Responsible. Borrower shall cause all Project Work to be completed in a workmanlike manner in strict compliance with the Budget, Business Plan and Entitlements, as applicable. Borrower shall comply with all applicable laws, ordinances, rules, regulations, building restrictions, recorded covenants and restrictions, development agreements, and requirements of ail regulatory authorities having jurisdiction over the Property, Project Work or Entitlements, as the case may be. Borrower shall be solely responsible for all aspects of Borrower’s business and conduct in connection with the Property, the Project Work and the Entitlements, including, without limitation, for the quality and suitability of the Business Plan and the Entitlements and their compliance with all governmental requirements, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, material suppliers, consultants and property managers, and the accuracy of all applications for payment and the proper application of all disbursements.

(b)

Non-Responsibility of Lender. Lender is not obligated to supervise, inspect or inform Borrower or any third party of any aspect of the construction of the Future Residential Improvements or any other matter referred to above.

(c)

Lender Consultants. Lender may, at its sole discretion, hire one or more consultants (the “Lender’s Consultants”) in connection with Lender’s review and approval of the Entitlement Submittals and changes thereto, the Remaining Entitlements, and any Material Agreements, all at Borrower’s sole cost and expense.

4.8

LIENS AND STOP NOTICES. If a claim of lien is recorded which affects the Property or any portion of the Project Work, or a bonded stop notice is served upon Lender, Borrower shall, within the earlier of (i) the date after which a default or condition permitting the termination, re-evaluation or retraction of any Current Entitlement shall have occurred; (ii) twenty (20) calendar days of such recording or service or (iii) within five (5) calendar days of Lender’s demand: (a) pay and discharge the claim of lien or bonded stop notice; (b) effect the release thereof by recording or delivering to Lender a surety bond in sufficient form and amount; or (c) provide Lender with other assurances which Lender deems, in its sole discretion, to be satisfactory for the payment of such claim of lien or bonded stop notice and for the full and continuous protection of Lender from the effect of such lien or bonded stop notice.

4.9

ASSESSMENTS AND COMMUNITY FACILITIES DISTRICTS. Without Lender’s prior written consent, Borrower shall not cause or suffer to become effective or otherwise consent to the formation of any assessment district or community facilities district which includes all or any part of the Property, the Project Work or the Future Residential Improvements pursuant to: (a) the Mello-Roos Community Facilities Act of 1982; (b) the Municipal Improvement Act of 1913; or (c) any other comparable or similar statute or regulation. Nor shall Borrower cause or otherwise consent to the levying of special taxes or assessments against the Property, the Project Work or the Future Residential Improvements by any such assessment district or community facilities district

4.10

DELAY. Within ten (10) days after the occurrence of any event causing delay or interruption of (i) the satisfaction of any Condition of Approval or other requirement for the maintenance of any Current Entitlement or application or processing of any Remaining Entitlement, (ii) any other portion of the Project Work, or (iii) the timely completion of any one of the foregoing, Borrower shall notify Lender in writing of the same. The notice shall specify the particular item delayed, and the cause and expected period of each delay.

4.11

INSPECTIONS. Lender or its agents shall have the right to enter upon the Property at all reasonable times and upon reasonable prior notice to inspect the Property and the ongoing progress of the Project Work to verify information disclosed or required pursuant to this Agreement Any inspection or review of the Property or the Project Work by Lender or its agents is solely to determine whether Borrower is properly discharging its obligations to Lender and may not be relied upon by Borrower or by any third party as a representation or warranty of compliance with this Agreement or any other agreement. Lender owes no duty of care to Borrower or any third party to protect against, or to inform Borrower or any third party of, any negligent, faulty, inadequate or defective design or construction of any portion of the Project, as determined by Lender. Any such inspections conducted pursuant to this Section 4.11 shall be at Borrower’s expense.

ARTICLE 5. INSURANCE

Borrower shall, while any obligation of Borrower or any Guarantor under any of the Loan Documents remains outstanding or for such lesser period as may be required pursuant to the terms of this Article 5, below, maintain at Borrower’s sole expense, the following policies of insurance in form and substance satisfactory to Lender. Capitalized terms used in this Article shall have the same meaning as such terms are commonly and presently defined in the insurance industry.

5.1

TITLE INSURANCE. A Title Policy, together with any endorsements which Lender may require, insuring Lender, in the principal amount of the Loan, of the validity and the priority of the lien of the Deed of Trust upon the Property, the Project and improvements, if any, subject only to matters approved by Lender in writing. During the term of the Loan, Borrower shall deliver to Lender, within ten (10) days of Lender’s written request, such other endorsements to the Title Policy as Lender may reasonably require with respect to the Property.

5.2

PROPERTY INSURANCE. A Builders All Risk/Special Form Completed Value (Non-Reporting Form) Hazard Insurance policy, including without limitation, theft coverage and such other coverages and endorsements as Lender may require, insuring Lender against damage to the Property, the Project and the improvements, if any, in an amount not less than 100% of the full replacement cost at the time of completion of the improvements. Such coverage should adequately insure any and all Loan collateral, whether such collateral is onsite, stored offsite or otherwise. Lender shall be named on the policy as Mortgagee and named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent).

5.3

FLOOD HAZARD INSURANCE. A policy of flood insurance, as required by applicable governmental regulations, or as deemed necessary by Lender, in an amount required by Lender, but in no event less than the amount sufficient to meet the requirements of applicable law and governmental regulation.

5.4

LIABILITY INSURANCE. A policy of Commercial General Liability insurance on an occurrence basis, with coverages and limits as required by Lender, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the Property and/or in the improvements. During the period of any construction, Borrower may cause its contractors and/or subcontractors to maintain in full force and effect any or all of the liability insurance required hereunder. Lender may require that Lender be named as an additional insured on any such policy. Whether Borrower employs a general contractor or performs as owner-builder, Lender may require that coverage include statutory workers’ compensation insurance.

5.5

ENVIRONMENTAL INSURANCE. The policy of Environmental Insurance described on Exhibit E (such policy, the “Environmental Insurance”). Notwithstanding anything to the contrary, the Environmental Insurance shall be maintained by Borrower until such time as both (i) a Bankruptcy Action exists with respect to any Guarantor, and (ii) an Acceptable Environmental Obligation Assumption occurs thereafter.

5.6

OTHER COVERAGE. Borrower shall provide to Lender evidence of such other reasonable insurance in such reasonable amounts as Lender may from time to time request against such other insurable hazards which at the time are commonly insured against for property similar to the subject Property located in or around the region in which the subject Property is located. Such coverage requirements may include but are not limited to coverage for acts of terrorism, sink hole and soft costs.

5.7

GENERAL. Borrower shall provide to Lender insurance certificates or other evidence of coverage in form acceptable to Lender, with coverage amounts, deductibles, limits and retentions as required by Lender. All insurance policies shall provide that the coverage shall not be cancelable or materially changed without 10 days prior written notice to Lender of any cancellation for nonpayment of premiums, and not less than 30 days prior written notice to Lender of any other cancellation or any modification (including a reduction in coverage). Lender shall be named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent) on ail insurance policies which Borrower actually maintains with respect to the Property and the Project. All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the Property is located and must have an A.M. Best Company financial rating and policyholder surplus acceptable to Lender.

5.8

BORROWER’S EXISTING INSURANCE COVERAGE. Notwithstanding the foregoing requirements of this Sections 5.2, 5.3 and 5.4, the existing blanket policies of insurance in place by Guarantor, and which are attached hereto as Exhibit F (the “Existing Insurance”), have been approved by Lender in all respects. For so long as the Existing Insurance remains in place and in effect, Borrower shall not be required to otherwise comply with Sections 5.2, 5.3 and 5.4. However, if, at any time, the Existing Insurance shall cease to remain in effect, to name Borrower as an additional insured, or to cover the Property and the Project Work, Borrower shall immediately and without any notice be required to obtain policies of insurance with comply with the terms of Sections 5.2, 5.3 and 5.4 hereof.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender as of the Effective Date and continuing thereafter that:

6.1

AUTHORITY/ENFORCEABILITY. Borrower is in compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to own, develop and operate the Property and conduct the Project Work as contemplated by the Loan Documents, the Budget, the Business Plan and the Entitlements.

6.2	BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower.

6.3

FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has delivered to Lender all formation and organizational documents of Borrower, Sole Member and Guarantor (collectively, the “Related Parties”), and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender.

6.4

NO VIOLATION. The execution, delivery, and performance under the Loan Documents and the Other Related Documents by the Related Parties which are parties thereto, do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws; (b) violate any governmental requirement applicable to the Property, the Project or any other statute, law, regulation or ordinance or any order or ruling of any court or governmental entity; (c) constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document to which the Borrower is a party, or the Property and Project are bound, including without limitation the Entitlements; or (d) violate any statute, law, regulation or ordinance, or any order of any court or governmental entity.

6.5	SPECIAL PURPOSE ENTITY. At all times since its formation, Borrower has been a Special Purpose Entity.

6.6

COMPLIANCE WITH LAWS; USE. Except for the Remaining Entitlements, to Borrower’s knowledge, Borrower has obtained, all material Entitlements necessary to conduct the Project Work and construct and market the Future Residential Improvements. The Property consists of one or more separate legal parcels, lawfully created in full compliance with all subdivision laws and ordinances and is properly zoned for the stated use of the Property as disclosed to Lender at the time of execution hereof.

6.7

LITIGATION. Except as previously disclosed to Lender in writing, (i) there are no actions, suits or proceedings pending, against Borrower or affecting the Property and there are no actions, suits or proceedings threatened in writing against Borrower or affecting the Property, which, if resolved adversely to Borrower, would have a material adverse effect upon Borrower, the Property or Borrower’s ability to pay and perform any of its obligations under the Loan Documents, (ii) there are no (A) suits or proceedings pending, or to Borrower’s knowledge, threatened in writing, against Guarantor or (B) claims, actions, suits or proceedings against Borrower or Guarantor or affecting the Property, which could, if adversely determined to Borrower or Guarantor, as applicable, have a material adverse effect upon Borrower or the Property or Borrower’s or such Guarantor’s, as applicable, ability to pay and perform any of its obligations under the Loan Documents or the Other Related Documents, as applicable, to which it is a party. Notwithstanding the foregoing provisions of this Section 6.7, (i) Guarantor shall have no obligation to disclose any construction defect litigation to Lender, and (ii) the existence of construction defect litigation with respect to Guarantor shall not cause a violation of this Section 6.7.

6.8	GROUND LEASE. With respect to the Ground Lease:

(a)	Generally. A true, correct and complete copy of the Ground Lease is attached hereto as Exhibit L, and the Ground Lease has not been amended or modified beyond what is attached hereto.

(b)

Borrower’s Interest; No Violation. The interest of tenant in the Ground Lease is currently vested in Borrower and the Ground Lease permits the interest of Borrower thereunder to be encumbered by a mortgage.

(c)

No Other Encumbrances. Except for the lien of the Deed of Trust as contemplated by the Loan Documents, Borrower’s interest in the Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Deed of Trust other than the ground lessor’s related fee interest to the portion of the Property subject to the Ground Lease.

(d)

Ground Lease Assignable. Borrower’s interest in the Ground Lease is assignable to Lender upon notice to, but without the consent of, the ground lessor (or, if any such consent is required, it has been obtained prior to the Effective Date). The Ground Lease is further assignable by Lender, its successors and assigns without the consent of the ground lessor.

(e)

Default. As of the date hereof, the Ground Lease is in full force and effect and no default has occurred under the Ground Lease and there is no existing condition which, but for the passage of time and/or the giving of notice, could result in a default under the terms of the Ground Lease. All rents, additional rents and other sums due and payable under the Ground Lease have been paid in full. Neither Borrower nor the ground lessor under the Ground Lease has commenced any action or given or received any notice for the purpose of terminating the Ground Lease.

(f)	Term. The Ground Lease has a term which extends not less than twenty (20) years beyond the Maturity Date.

6.9

FINANCIAL CONDITION. Ail financial statements and information heretofore and hereafter delivered to Lender by Borrower, including, without limitation, information relating to the financial condition of Borrower, the Property, the Sole Member or the Guarantor, fairly and accurately represent the financial condition of the subject thereof and as of the dates thereof, and have been prepared (except as noted therein) in accordance with generally accepted accounting principles consistently applied. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

6.10

NO MATERIAL ADVERSE CHANGE. Other than as has been disclosed to Lender in the Information Materials provided or otherwise made available to Lender, there has been no material adverse change in the financial condition of Borrower and/or Guarantor, the condition of the Property, or the status of the Current Entitlements or the Conditions of Approval since the dates of the latest versions of the foregoing were furnished to Lender in writing and, except as otherwise disclosed to Lender in writing, Borrower has not entered into any material transaction which is not disclosed in such materials. Notwithstanding the foregoing, Lender acknowledges and agrees that for all purposes hereof a Bankruptcy Action by the Guarantor shall not, in and of itself, be deemed to be a material adverse change in the financial condition of the Guarantor.

6.11

ACCURACY. All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are, after giving effect to any updates or other changes thereto provided to Lender, accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission.

6.12

TAX LIABILITY. Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

6.13

COMPLIANCE. Other than the Remaining Entitlements, Borrower is familiar with and in compliance with all governmental requirements now in effect for the development of the Property and the conduct of the Project Work and will conform to and comply with all governmental requirements and the Business Plan, including without limitation, any and all Current Entitlements.

6.14

AMERICANS WITH DISABILITIES ACT COMPLIANCE. The Future Residential Improvements have been designed in strict accordance and full compliance with all of the requirements of ADA. Borrower shall be responsible for all ADA compliance costs.

6.15

BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of the Borrower.

6.16

ENTITLEMENTS. As of the Effective Date, Exhibit G sets forth a true, correct and complete list of all Current Entitlements applicable to all or any portion of the Property, together with any amendments, amendments and restatements, renewals, modifications or supplements thereto. A copy, where applicable, of all Current Entitlements has been delivered to Lender prior to the date hereof and there have been no amendments, amendments and restatements, renewals, modifications or supplements to any of the Current Entitlements since the same have been delivered to Lender. To the best of Borrower’s knowledge, the list of Entitlements (i) set forth on Exhibit H attached hereto represents a true, correct and complete list of all Remaining Horizontal Entitlements, and (ii) set forth on Exhibit I attached hereto represents a true, correct and complete list of all Remaining Vertical Entitlements, each as of the date hereof. Except for the Current Entitlements set forth on Exhibit G, the Remaining Horizontal Requirements set forth on Exhibit H, and the Remaining Vertical Entitlements set forth on Exhibit I, to the best of Borrower’s knowledge, no other Entitlements that are required by or from any Approving Authority exercising authority under applicable laws presently in effect in order to develop the Future Residential Improvements on the Property. Borrower is in compliance with the terms and provisions set forth in all Current Entitlements, to the extent the same are capable of being satisfied as of the date hereof. Borrower is not in default of any condition or other requirement set forth in the Current Entitlements, nor, to the best of Borrower’s knowledge, does there exist any condition or circumstance which would (x) materially and adversely affect the ability of Borrower to maintain any Current Entitlement or (y) obtain any Remaining Entitlement, including, without limitation, any Material Entitlement Change. All of the Current Entitlements are in full force and effect and legally valid as of the Effective Date, and were approved in accordance with all applicable laws in effect at the time of their approval, including all public notice and hearing requirements as well as all requirements of the California Environmental Quality Act (“CEQA”) and the CEQA Guidelines. As of the Effective Date, Borrower has not received notice, and is not otherwise aware, of any petitions, appeals, administrative proceedings, legal proceedings, quasi-judicial proceedings, referendums, initiatives, legislation, or other challenges have been initiated or filed, or have been threatened to be initiated or filed, by any person seeking to overturn, vacate, invalidate, or modify any of the Current Entitlements in any way.

6.17	EXISTING INSURANCE. The Existing Insurance is currently in effect, names Borrower as an additional insured and covers the Property and all of the Project Work to be conducted thereon.

6.18

ACCESS. There currently is, and following the completion of the Future Residential Improvements in accordance with the Business Plan and all Entitlements, there shall be physical and legal access and entry into, onto, over and about the Property.

6.19

BUDGET AND BUSINESS PLAN. The copies of the Budget and Business Plan attached hereto as Exhibit C are true, correct and complete and the Budget and Business Plan have not been amended, amended and restated, renewed or otherwise modified or supplemented since such copies were prepared.

6.20

ARCHITECTURAL AGREEMENTS. The Architectural Agreements attached hereto as Exhibit M are the only Architectural Agreements in effect with respect to the Property or the Project Work, and the copies so attached are true, correct and complete in all respects. Each such Architectural Agreement is in full force and effect, and has not been amended, amended and restated, renewed or otherwise modified or supplemented except as previously disclosed to Lender in writing, and neither Borrower nor, to Borrower’s knowledge, any other party thereto is in material default thereunder.

6.21

MATERIAL AGREEMENTS. Borrower has provided Lender with true, correct and complete copies of all Material Agreements. Each Material Agreement is in full force and effect, and has not been amended, amended and restated, renewed or otherwise modified or supplemented except as previously disclosed to Lender in writing, and neither Borrower nor, to Borrower’s knowledge, any other party thereto is in material default thereunder.

6.22

CONDITIONS PRECEDENT TO BORROWER’S ACQUISITION. To Borrower’s knowledge, (i) all conditions precedent to Borrower’s obligation to purchase the Property pursuant to the Purchase and Sale Agreement have been satisfied, (ii) other than as set forth on Exhibit N no such condition precedent has been waived by Borrower under the Purchase and Sale Agreement, and (iii) Final Approval (as such term is defined in the Purchase and Sale Agreement) has occurred, in each case unless previously disclosed to Lender in writing.

6.23

BROKER’S FEES. No broker’s or finder’s fee, commission or similar compensation will be payable by or pursuant to any contract or other obligation of Borrower with respect to the making of the Loan or any of the other transactions contemplated hereby or by any of the Loan Documents. Additionally, no other similar fees or commissions will be payable by Borrower for any other services rendered ancillary to the transactions contemplated hereby. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including attorney’s fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted as a broker on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 6.24 shall survive the expiration and termination of this Agreement and the payment of the Loan.

6.24	CONSTRUCTION AGREEMENTS. Other than the Architect’s Agreements, as of the Effective Date, there are no Construction Agreements.

6.25

OWNERSHIP BY BORROWER. Prior to the Effective Date, each Guarantor and ail Affiliates have assigned to Borrower ail of their respective right, title and interest in and to each agreement that relates, in any manner, to the Property, the Project Work or the Future Residential Improvements.

ARTICLE 7. HAZARDOUS MATERIALS

7.1

SPECIAL REPRESENTATIONS AND WARRANTIES. Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, Borrower hereby specially represents and warrants to the best of Borrower’s knowledge as of the date of this Agreement as follows:

(a)

Hazardous Materials. Except as previously disclosed to Lender in (i) that certain letter regarding Summary of Current Environmental Conditions dated October 20, 2011 from Berlogar, Stevens & Associates (“Berlogar”) to William Lyon Homes, Inc., (ii) that certain letter regarding Evaluation of Environmental Site Documents dated October 24, 2011 from Iris Environmental to William Lyon Homes, Inc., and (iii) the Soil Management Plan dated August 5, 2011 prepared by Berlogar, the Property and improvements are not and have not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, mold, toxic mold, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous materials,” “toxic substances,” “regulated substances,” “industrial solid wastes,” or “pollutants” under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations; excluding therefrom, however such materials in amounts used in the ordinary course of operation of the Property which are used and stored in accordance with all applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”).

(b)

Hazardous Materials Laws. The Property and Improvements are in compliance with all laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine

Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

(c)

Hazardous Materials Claims. Except for the current investigation by the County of Santa Clara relating to soil and groundwater contamination on the Property as described in that certain letter from Michael Balliet of the County of Santa Clara to Hewlett-Packard Company, dated as of September 15, 2011, a copy of which letter was provided to Lender prior to the date hereof, there are no claims or actions (“Hazardous Materials Claims”) pending or threatened against Borrower, the Property or Improvements by any governmental entity or agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws. Further, Borrower has delivered to or made available to Lender all documents in its possession, custody or control noticing, setting forth required actions with respect to, or studies or investigations pertaining to, the violation or alleged violation of any Hazardous Materials Laws or the presence of Hazardous Materials at, on, under, or in the vicinity of the Property, including, without limitation, environmental audits and environmental site assessments (e.g., Phase I or Phase II reports), notices of non-compliance, compliance reports and monitoring reports, documents related to a past or present investigation and/or cleanup of the Property, and documents related to oversight by any governmental entity or agency, including but not limited to the County of Santa Clara Department of Environmental Health.

(d)

Border Zone Property. The Property has not been designated as Border Zone Property under the provisions of California Health and Safety Code, Sections 25220 et seq. and there has been no occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be designated as Border Zone Property.

7.2	HAZARDOUS MATERIALS COVENANTS. Borrower agrees as follows:

(a)

No Hazardous Activities. Borrower shall not cause or permit the Property or improvements to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials, except for materials in amounts used in the ordinary course of the operation of the Property, which are used and stored in accordance with the Hazardous Materials Laws.

(b)	Compliance. Borrower shall comply and cause the Property and improvements to comply with all Hazardous Materials Laws.

(c)

Notices. Borrower shall promptly notify Lender in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property and improvements other than Hazardous Materials in amounts used in the ordinary course of the operation of the Property and otherwise in compliance with all Hazardous Materials Laws; (ii) any knowledge by Borrower that the Property and improvements do not comply with any Hazardous Materials Laws; (iii) any Hazardous Materials Claims; and (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be designated as Border Zone Property.

(d)

Remedial Action. In response to the presence of any Hazardous Materials on, under or about the Property or improvements not in accordance with Hazardous Materials Laws or if the remediation of such Hazardous Materials is necessary or appropriate to obtain any Entitlements, Borrower shall promptly take, at Borrower’s sole expense, all remedial action required by any Hazardous

Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims, or otherwise necessary or appropriate in order to obtain any Entitlements.

7.3

INSPECTION BY LENDER. Upon reasonable prior notice to Borrower, Lender, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) enter and inspect the Property and improvements for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property and improvements.

7.4

HAZARDOUS MATERIALS INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY OR IMPROVEMENTS. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE EFFECTIVE RATE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE THE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE DEED OF TRUST.

7.5

LEGAL EFFECT OF SECTION. Borrower and Lender agree that: (a) this Article 7 is intended as Lender’s written request for information (and Borrower’s response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure §726.5; and (b) each provision in this Article (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the real property security is intended by Lender and Borrower to be an “environmental provision” for purposes of California Code of Civil Procedure §736, and as such it is expressly understood that Borrower’s duty to indemnify Lender hereunder shall survive: (i) any judicial or non-judicial foreclosure under the Deed of Trust, or transfer of the Property in lieu thereof; (ii) the release and reconveyance or cancellation of the Deed of Trust; and (iii) the satisfaction of all of Borrower’s obligations under the Loan Documents.

ARTICLE 8. SET ASIDE LETTERS; BONDING DISBURSEMENTS

8.1

SET ASIDE LETTERS. Lender shall, following written request from Borrower, issue a letter or letters (“Set Aside Letter”) to any governmental agency (“Obligee”) or bonding company acceptable to Lender in its reasonable discretion (“Surety”) whereby Lender agrees to allocate a portion of the Cash Collateral for a portion of the Project Work which appears on the Budget and for which a bond (each, a “Bond”) is required pursuant to the Entitlements (such portion of the Project Work, “Bonded Work”), provided that the following conditions have been met in Lender’s sole and absolute discretion:

(a)

There shall exist no Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents, or event, omission or failure of condition which would constitute a Default under any such document after notice or lapse of time, or both;

(b)	There shall exist no Material Entitlements Change.

(c)	Borrower delivers a certificate to Lender which represents, warrants, covenants and agrees, with respect to the applicable Set Aside Letter, as follows:

(i)

The face amount of the applicable Bond shall be sufficient to pay for the construction and completion cost of the applicable Bonded Work in accordance with any agreement between Borrower and Obligee and a copy of such agreement shall be furnished to Lender by Borrower prior to and as a condition precedent to the issuance by Lender of any Set Aside Letter;

(ii)

The portion of the Cash Collateral requested to be allocated to cash collateralize the Bond, together with any other cash collateral paid to Surety is sufficient to cash collateralize the Bond as required pursuant to the terms thereof;

(iii)

Lender is irrevocably and unconditionally authorized to disburse to the Obligee or Surety all or any portion of said allocated Cash Collateral upon a demand of such Surety or Obligee made in accordance with the terms and conditions of the Set Aside Letter;

(iv)

BORROWER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER FROM ANY CLAIM, DEMAND, CAUSE OF ACTION, DAMAGE, LOSS OR LIABILITY, INCLUDING, WITHOUT LIMITATION, ANY COURT COSTS AND ATTORNEYS’ FEES AND EXPENSES, WHICH LENDER MAY SUFFER OR INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF ITS ISSUANCE OF OR COMPLIANCE WITH ANY REQUESTED SET ASIDE LETTER. BORROWER SHALL PAY ANY INDEBTEDNESS ARISING UNDER THIS INDEMNITY TO LENDER IMMEDIATELY UPON DEMAND OF LENDER. BORROWER’S DUTY TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER HEREUNDER SHALL SURVIVE THE RELEASE AND CANCELLATION OF THE NOTE AND THE FULL OR PARTIAL RELEASE OR RECONVEYANCE OF THE DEED OF TRUST OR OTHER LOAN DOCUMENTS; and

(v)

Lender shall have no obligation to release any collateral or security under the Loan Documents unless and until Lender has received a full and final written release of its obligations under each Set Aside Letter.

(d)

The face amount of the applicable Bond shall be equal to or less than: the positive difference, if any, between (i) the amount allotted for the portion of the Project Work which is the subject of the applicable Bond, on the Budget, minus (ii) the sum of (x) any prior disbursements of Cash Collateral for the portion of the Project Work which is the subject of the applicable Bond, plus (y) the face amount of any Bond posted for the applicable portion of the Project Work for which allocation is being requested.

(e)

Borrower delivers to Lender an irrevocable direction letter issued to the applicable Obligee or Surety, countersigned by the applicable Obligee or Surety, which acknowledges that if at any time any cash collateral received by such Obligee or Surety is to be returned or refunded, for any reason, such refund or return shall be made directly to the Cash Collateral Account.

(f)

Following the allocation of the Cash Collateral contemplated by such Set Aside Letter, the amount of Unallocated Cash Collateral on deposit in the Cash Collateral Account shall be equal to or greater than the Cash Collateral Threshold Amount.

(g)	Borrower shall pay a fee to Lender for issuing each such Set Aside Letter in the amount of FIVE THOUSAND AND NO/100THS DOLLARS ($5,000.00).

8.2

BONDING DISBURSEMENTS. If, following commercially reasonable efforts, Borrower is unable to cause the applicable Obligee or Surety to accept a Set Aside Letter in lieu of cash collateralization of a Bond, Lender shall, following written request from Borrower, disburse Cash Collateral to a Surety in order to cash collateralize no more than 25% of the face amount of such Bond, provided that the following conditions have been met in Lender’s sole and absolute discretion:

(a)

There shall exist no Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents, or event, omission or failure of condition which would constitute a Default under any such document after notice or lapse of time, or both;

(b)	There shall exist no Material Entitlements Change.

(c)

The face amount of the applicable Bond shall be equal to or less than: the positive difference, if any, between (i) the amount allotted for the portion of the Project Work which is the subject of the applicable Bond, on the Budget, minus (ii) the sum of (x) any prior disbursements of Cash Collateral for the portion of the Project Work which is the subject of the applicable Bond, plus (y) the face amount of any other Bond posted for the applicable portion of the Project Work for which disbursement is being requested.

(d)

Borrower delivers to Lender an irrevocable direction letter issued to the applicable Obligee or Surety, countersigned by the applicable Obligee or Surety, which acknowledges that if at any time any cash collateral received by such Obligee or Surety is to be returned or refunded, for any reason, such refund or return shall be made directly to the Cash Collateral Account.

(e)

Following the allocation of the Cash Collateral contemplated by such Set Aside Letter, the amount of Unallocated Cash Collateral on deposit in the Cash Collateral Account shall be equal to or greater than the Cash Collateral Threshold Amount.

ARTICLE 9. COVENANTS OF BORROWER

9.1

EXPENSES. Borrower shall immediately pay Lender upon demand all costs and expenses incurred by Lender in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and (c) the enforcement or satisfaction by Lender of any of Borrower’s obligations under this Agreement, the other Loan Documents or the Other Related Documents. For all purposes of this Agreement, Lender’s costs and expenses shall include, without limitation, any and all appraisal fees, cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, and the cost to Lender of any title insurance premiums, title surveys, reconveyance and notary fees.

9.2

ERISA COMPLIANCE. Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

9.3

MATERIAL AGREEMENTS. Borrower hereby covenants and agrees that it shall not enter into, terminate, amend, amend and restate, renew, replace or otherwise modify or supplement any Material Agreement, without the prior written consent of Lender. Borrower shall require all others parties to any Material Agreement to perform in accordance with the terms of such Material Agreement and shall diligently exercise Borrower’s rights and obligations thereunder. Further, Borrower shall at all times comply with all of the terms and conditions of any and all Material Agreements and shall perform all acts as necessary to avoid any termination thereof or default thereunder. At any time and from time to time, upon Lender’s request, Borrower shall execute and deliver to Lender an assignment of Borrower’s rights under such Material Agreement, executed and consented to by each counterparty thereto, as security for Borrower’s obligations under this Agreement and the other Loan Documents. In addition, Borrower shall deliver, or cause to be delivered notices of any default under a Material Agreement. Borrower shall not cause or permit the amendment, termination or waiver of any of Borrower’s rights under any Material Agreement, and Borrower hereby appoints Lender as its attorney-in-fact, which appointment is coupled with an interest. As attorney-in-fact, Lender may, upon the occurrence and during the continuance of a Default, take or omit to take any action in Borrower’s name which Lender may deem appropriate, including, without limitation, and, in addition to any other rights exercisable by Lender pursuant to this Agreement, enforcement of Borrower’s rights under any Material Agreement.

9.4

DELIVERY OF ENTITLEMENTS CORRESPONDENCE. Borrower shall deliver, or cause any Person acting on behalf of Borrower, to deliver to Lender copies of each of the following: (i) all final applications submitted by any Person in connection with the processing of the Remaining Entitlements; (ii) notices of public hearings or other scheduled public meetings at which any Approving Authority is scheduled to discuss or approve the Entitlements; and (iii) to the extent requested by Lender, copies of material correspondence, reports and other information evidencing Borrower’s diligent efforts in processing the Remaining Entitlements.

9.5

OPERATING ACCOUNT; USE OF BORROWER’S FUNDS. Borrower shall maintain no account for its use other than the Operating Account. Within one (1) business day of receipt of any equity contribution from Sole Member, Borrower shall deposit any such amounts so contributed to Borrower in the Operating Account. Borrower’s Funds shall be used by Borrower solely to fund: (i) the Project Work; (ii) the Entitlements; and (iii) any other costs or expenses reasonably required to accomplish either of the foregoing.

9.6

CASH COLLATERAL ACCOUNT. Within one (1) business day of receipt of any funds whatsoever other than funds required to be deposited in the Operating Account pursuant to Section 9.5 hereof, in the Cash Collateral Account.

9.7

SATISFACTION OF CONDITIONS OF APPROVAL. Borrower and Lender hereby acknowledge that the development of the Future Residential Improvements will require the prior receipt of the Entitlements, as contemplated by the Business Plan. Borrower and Lender further acknowledge that the Entitlements will be subject to final approvals by the applicable Approving Authority (collectively, the “Final Discretionary Approvals”) which may include, without limitation, review by the applicable Approving Authority of any changes from, or modifications or supplements to, the Current Entitlements and verification that the applicable Conditions of Approval have been met. Borrower shall use diligent efforts to complete and otherwise satisfy all Conditions of Approval and to process and/or obtain all Final Discretionary Approvals and Borrower shall not cause or permit any action or omission which would result in a Material

Entitlements Change (which, for the avoidance of doubt, shall not include any action taken by an Approving Authority resulting in a Material Entitlements Change, which action shall not have resulted from the action or omission (including, without limitation, the failure to exercise any rights to which such party is entitled) of Borrower, Member, any Guarantor, or any Affiliate of either of the foregoing).

9.8

LENDER’S APPROVAL OF ENTITLEMENT SUBMITTALS. In addition to, and expressly not in limitation of, the requirements set forth in Section 4.3(a) hereof with respect to Lender’s consent to Material Entitlement Changes, Borrower shall (x) submit a Request for Entitlement Change pursuant to Section 4.3(a) hereof and (y) obtain Lender’s consent with respect to the following Entitlement Submittals (which consent shall not be unreasonably withheld so long as the submission of the proposed Entitlement Submittal to the applicable Approving Authority in the form submitted for Lender’s approval (1) is consistent with the Business Plan and (2) will not result in a Material Entitlement Change), prior to submittal thereof to the applicable Approving Agency and prior to the execution thereof by Borrower: (i) the project descriptions for the Future Residential Improvements to be submitted to the applicable Approving Agency as part of any environmental review process under the California Environmental Quality Act (“CEQA”); (ii) any Notice of Preparation and Notice of Determination circulated by any Approving Agency under CEQA; (iii) all applications and amendments to applications for the Remaining Entitlements, and all binding term sheets, letters of intent or executed agreements between Borrower and any Approving Agency indicating agreement on material substantive terms related to the Entitlements; and (iv) any other Entitlement Submittals that would materially and adversely affect the ability to develop the Property for the Future Residential Improvements. The Entitlement Submittals shall not include day-to-day correspondence, emails, drafts and other materials generated in the ordinary course of negotiations with any Approving Agency. Further, Borrower shall provide to Lender, promptly upon full execution thereof, true, correct and complete copies of Entitlement Submittals requiring Lender’s approval under this Section 9.8.

9.9

COMPLIANCE. Borrower shall comply and shall cause the Property and the ongoing or completed Project Work to comply with any and all applicable requirements imposed by (i) Applicable Law, including without limitation, any ADA requirements, and (ii) the Business Plan.

9.10

BUDGET. The initial Budget is attached hereto as a portion of Exhibit C and (i) may not be modified, amended, amended and restated, renewed and/or supplemented without the prior consent of Lender, to be granted or withheld in Lender’s sole and absolute discretion.

9.11

ASSIGNMENT. Without the prior written consent of Lender, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, including without limitation, any amounts under the Cash Collateral Account, and any assignment without such consent shall be void ab initio. In this regard, Borrower acknowledges that Lender would not make the Loan except in reliance on Borrower’s expertise, reputation, prior experience in developing and constructing residential real property, Lender’s knowledge of Borrower, and Lender’s understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lender would rely on security which already exists.

9.12	LEASING. Borrower shall not permit any Lease (as defined in the Deed of Trust) to be entered into with respect to ail or any portion of the Property or the Project Work.

9.13

ZONING AND USE OF PROPERTY. Other than as expressly contemplated by the Business Plan and the Budget, Borrower shall not (i) initiate or acquiesce to a zoning change of the Property, or (ii) allow changes in the stated use of the Property, in each case from that disclosed to Lender at the time of execution hereof without prior notice to, and prior written consent from, Lender. Furthermore Borrower shall maintain compliance with all governmental requirements applicable to the Property from time to time, and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business, including any Entitlements then in effect.

9.14

SPECIAL PURPOSE ENTITY; ORGANIZATIONAL DOCUMENTS. At all times until the indefeasible payment in full of the Loan and all other amounts owing under the Loan Documents, Borrower shall be a Special Purpose Entity, and Borrower shall not permit any change or amendment to its organizational documents at anytime until the indefeasible payment in full of the Loan.

9.15

FURTHER ASSURANCES. Upon Lender’s request and at Borrower’s sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper, as determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents.

9.16	PATRIOT ACT. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

(a)

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual, Lender will ask for Borrower’s name, taxpayer identification number, residential address, date of birth, and other information that will allow Lender to identify Borrower and, if Borrower is not an individual, Lender will ask for Borrower’s name, taxpayer identification number, business address, and other information that will allow Lender to identify Borrower. Lender may also ask, if Borrower is an individual, to see Borrower’s driver’s license or other identifying documents and, if Borrower is not an individual, to see Borrower’s legal organizational documents or other identifying documents.

(b)

Borrower shall not (i) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (ii) fail to provide documentary and other evidence of Borrower’s identity as may be requested by Lender at any time to enable Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

(c)

Borrower does not belong to any group, organization, or association that promotes, commits, threatens to commit, conspires to commit or supports “terrorism” as defined in Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”). Borrower does not contribute money or other assets, including without limitation real or personal property, to any organization, group, or association that promotes, commits, threatens to commit, conspires to commit or supports terrorism, nor to any Prohibited Person. “Prohibited Person” means any Person:

(i)	listed in the Annex to, or otherwise subject to the provisions of, the Executive Order;

(ii)	that is owned or controlled by, or acting for or on behalf of, any Person that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)	with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(iv)

that is named as a specially designated “national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at is official website, http://www.treas.gov.ofac/tllsdn.pdf or at any replacement website or other replacement official publication of such list; or

(v)	who is an Affiliate of or affiliated with a Person listed above.

(d)

Borrower shall promptly comply with all Applicable Laws, including (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. § 1701 et. seq., and (d) all other legal requirements relating to money laundering or terrorism. Borrower shall from time to time, upon Lender’s request, provide Lender with evidence reasonably satisfactory to Lender that each of Borrower and the Project complies with all Applicable Laws or is exempt from compliance with Applicable Laws.

(e)

Borrower is hereby notified that the federal government is currently drafting regulations to implement certain provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”) (Pub. L. 107- 56). In the event that these regulations are put into effect before the Closing, Borrower may be required to make additional disclosures or representations as to Borrower’s finances, citizenship and/or affiliations.

9.17

REMOVAL OF PEDESTRIAN CROSSING AGREEMENT. Borrower shall use commercially reasonable efforts to cause the termination of that certain Agreement for Pedestrian Crossing, dated as of June 25,1985 and recorded in the Office of the County Recorder for Santa Clara County, California on October 19, 1985 in Book J474, Page 1261 (the “Agreement for Pedestrian Crossing”), and upon such termination, Borrower shall deliver original, duly executed counterparts of such termination in recordable form (the “Termination”).

9.18	GROUND LEASE.

(a)	Borrower shall:

(i)	pay all rents, additional rents and other sums required to be paid by Borrower, as tenant under and pursuant to the provisions of the Ground Lease, as and when such rent or other charge is payable,

(ii)

diligently perform and observe all of the terms, covenants and conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed and observed, at least five (5) days prior to the expiration of any applicable grace period therein provided; and

(iii)

promptly notify Lender of the giving of any written notice by the lessor under the Ground Lease to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed, and deliver to Lender a true copy of each such notice.

(b)

Borrower shall not, without the prior consent of Lender, surrender the leasehold estate created by the Ground Lease or terminate or cancel the Ground Lease or modify, change, supplement, alter or amend the Ground Lease, in any material respect, either orally or in writing, and Borrower hereby assigns to Lender, as further security for the payment and performance of the Obligations and for the performance and observance of the terms, covenants and conditions of the Deed of Trust, this Agreement and the other Loan Documents, all of the rights, privileges and prerogatives of Borrower, as tenant under the Ground Lease, to surrender the leasehold estate created by the Ground Lease or to terminate, cancel, modify, change, supplement, alter or amend the Ground Lease in any material respect, and any such surrender of the leasehold estate created by the Ground Lease or termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease in any material respect without the prior consent of Lender shall be void and of no force and effect.

(c)

If Borrower shall default in the performance or observance of any material term, covenant or condition of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed, then, without limiting the generality of the other provisions of the Deed of Trust, this Agreement and the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the material terms, covenants and conditions of the Ground Lease on the part of Borrower, as tenant thereunder, to be performed or observed or to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Ground Lease shall be kept unimpaired as a result thereof and free from default, even though the existence of such event of default or the nature thereof be questioned or denied by Borrower or by any party on behalf of Borrower. If Lender shall make any payment or perform any act or take action in accordance with the preceding sentence, Lender will notify Borrower of the making of any such payment, the performance of any such act or the taking of any such action. In any such event, Lender and any Person designated as Lender’s agent by Lender shall have, and are hereby granted, the right to enter upon the Property at any time, without notice, for the purpose of taking any such action. Lender may pay and expend such sums of money as Lender reasonably deems necessary for any such purpose and upon so doing shall be subrogated to any and all rights of the landlord under the Ground Lease. Borrower hereby agrees to pay to Lender immediately and without demand, all such sums so paid and expended by Lender, together with interest thereon from the day of such payment at the Default Rate. All sums so paid and expended by Lender and the interest thereon shall be secured by the legal operation and effect of the Deed of Trust.

(d)

If the lessor under the Ground Lease shall deliver to Lender a copy of any notice of default sent by said lessor to Borrower, as tenant under the Ground Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Borrower shall exercise each individual option, if any, to extend or renew the term of the Ground Lease upon demand by Lender made, and if Borrower shall fail to do so, Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of the Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest Borrower will not subordinate or consent to the subordination of the Ground Lease to any mortgage, security deed, lease or other interest on or in the landlord’s interest in all or any part of the Property, unless, in each such case, the written consent of Lender shall have been first had and obtained.

9.19	THE LEASEHOLD INTEREST AND THE RELATED FEE.

(a)

No Merger. So long as any portion of the Loan remains unpaid, unless Lender shall otherwise consent, the fee title to Property subject to the Ground Lease and the leasehold estate therein created pursuant to the Ground Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in Borrower, Lender, or in any other person by purchase, operation of law or otherwise. Lender reserves the right, at any time, to release portions of the Property, including but not limited to, the leasehold estate created by the Ground Lease, with or without consideration, at Lender’s election, without waiving or affecting any of its rights hereunder or under the Note, the Deed of Trust or the other Loan Documents and any such release shall not effect Lender’s rights in connection with the portion of the Property not so released.

(b)

Acquisition of the Fee Estate. In the event that Borrower, so long as any portion of the Loan remains unpaid, shall become the owner and holder of the fee title to the Property governed by the Ground Lease, the lien of the Deed of Trust, pursuant to its terms, shall be spread to cover Borrower’s fee title to the Property governed by the Ground Lease, and said fee title shall be deemed to be included in the Land (as defined in the Deed of Trust). To that end, Borrower agrees, at its sole cost and expense, including without limitation Lender’s reasonable attorneys’ fees, to (i) execute any and all documents or instruments necessary to subject its fee title to the lien of the Deed of Trust; and (ii) provide a title insurance policy which shall insure that the Deed of Trust is a first lien on Borrower’s fee title to the Property governed by the Ground Lease. Notwithstanding the foregoing, if the Ground Lease is for any reason whatsoever terminated prior to the natural expiration of its term, and if, pursuant to any provisions of the Ground Lease or otherwise, Lender or its designee shall acquire from Ground Lessor another lease of the Property governed by the Ground Lease, Borrower shall have no right, title or interest in or to such other lease or the leasehold estate created thereby.

9.20	REJECTION OF THE GROUND LEASE.

(a)

If the Ground Lease is terminated for any reason in the event of the rejection or disaffirmance of the ground Lease pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, (i) Borrower, immediately after obtaining notice thereof, shall give notice thereof to Lender, (ii) Borrower, without the prior written consent of Lender, shall not elect to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code or any comparable federal or state statute or law, and any election by Borrower made without such consent shall be void and (iii) this Agreement, the Deed of Trust, all other Loan Documents, and the liens, terms, covenants and conditions of the forgoing shall extend to and cover Borrower’s possessory rights under Section 365(h) of the Bankruptcy Code and to any claim for damages due to the rejection of the Ground Lease or other termination of the Ground Lease. In addition, Borrower hereby irrevocably assigns to Lender, Borrower’s rights to treat the Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code and to offset rents under such Ground Lease in the event any case, proceeding or other action is commenced by or against the Ground Lessor under the Bankruptcy

Code or any comparable federal or state statute or law, provided that Lender shall not exercise such rights and shall permit Borrower to exercise such rights with the prior written consent of Lender, not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing.

(b)

Borrower hereby assigns to Lender, (i) Borrower’s right to reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Borrower under the Bankruptcy Code or comparable federal or state law, and (ii) Borrower’s right to seek an extension of the 60-day period within which Borrower must accept or reject the Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law; provided that Lender shall not exercise such rights and shall permit Borrower to exercise such rights with the prior written consent of Lender, not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing. Further, if Borrower shall desire to so reject the Ground Lease, at Lender’s request, Borrower shall assign its interest in the Ground Lease to Lender in lieu of rejecting such Ground Lease as described above, upon receipt by Borrower of written notice from Lender of such request together with Lender’s agreement to cure any existing defaults of Borrower under such Ground Lease.

(c)

Borrower hereby agrees that if the Ground Lease is terminated for any reason in the event of the rejection or disaffirmance of the Ground Lease pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, any property not removed by Borrower as permitted or required by the Ground Lease, shall at the option of Lender be deemed abandoned by Borrower, provided that Lender may remove any such property required to be removed by Borrower pursuant to the Ground Lease and all costs and expenses associated with such removal shall be paid by Borrower within five (5) days of receipt by Borrower of an invoice for such removal costs and expenses.

9.21	INTENTIONALLY BLANK.

9.22

SOLE CONTRACTING PARTY. Until indefeasible payment in full of the Secured Obligations, neither Guarantor nor any Affiliate of Guarantor, but specifically excluding Borrower, shall enter into any agreement or contract with respect to the Property, the Project Work and the Future Residential Improvements, and Borrower shall be the sole party entitled to contract with respect to the foregoing.

9.23

ARCHITECT’S AND CONTRACTOR’S CONSENTS. If, following the Effective Date, Borrower enters into any Construction Agreement or Architect’s Agreement, Borrower shall, promptly thereafter, deliver to Lender a Contractor’s Consent or Architect’s Consent, as applicable, with respect to each Contractor or Architect which is a counterparty to the applicable Construction Agreement or Architect’s Agreement.

NECESSARY ENTITLEMENTS UPDATE. If at any time or from time to time, Borrower becomes or is made aware of a particular Entitlement which, if Borrower had been aware of such Entitlement on the Effective Date, would have been required pursuant to Section 6.16 hereof, to appear on Exhibit G, H or I, then Borrower shall promptly, after learning of such Entitlement, amend and update the applicable exhibit, through written notice to Lender.

ARTICLE 10. REPORTING COVENANTS

10.1

FINANCIAL INFORMATION. Borrower shall deliver to Lender, as soon as available, but in no event later than thirty (30) days after the end of each calendar quarter, a current quarterly financial statement (including, without limitation, an income and expense statement and balance sheet) together with any other financial information reasonably requested by Lender. Within forty five (45) days of Lender’s request, Borrower shall also deliver to Lender such quarterly and other financial information regarding any persons or entities in any way obligated on the Loan as Lender may specify. If audited financial information is prepared, Borrower shall deliver to Lender copies of that information within fifteen (15) days of its final preparation. Except as otherwise agreed to by Lender, all such financial information shall be prepared in accordance with generally accepted accounting principles consistently applied.

10.2

BOOKS AND RECORDS. Borrower shall maintain complete books of account and other records for the Property and improvements and for disbursement and use of the proceeds of the Loan and Borrower’s Funds, and the same shall be available for inspection and copying by Lender upon reasonable prior notice.

10.3

BUDGET RECONCILIATION. Until such time as the Loan is indefeasibly paid in full, Borrower shall deliver to Lender, within fifteen (15) day after the end of each calendar quarter an statement (a “Budget Reconciliation”) which shows in detail the amounts of Borrower’s Funds and Cash Collateral paid or allocated by or on behalf of Borrower for the previous quarter together with a comparison of the budgeted costs for any items in the Budget Reconciliation which also appear on the Budget hereto.

10.4

CERTIFICATIONS OF REPORTS. Any reports or other information, including without limitation any Budget Reconciliation, provided to Lender by or on behalf of Borrower under this Article 10, shall include a certification in form and substance satisfactory to Lender, executed by Borrower, stating that such reports, documents, and information are true, correct and complete and do not omit to state any material information without which the same might reasonably be misleading.

ARTICLE 11. DEFAULTS AND REMEDIES

11.1	DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:

(a)

Monetary. Borrower’s failure to pay when due any sums payable under the Note or any of the other Loan Documents or Borrower’s failure to deposit any Borrower’s Funds as and when required under this Agreement; or

(b)

Performance of Obligations. Borrower’s failure to perform any obligation in addition to those in Section 11.1 (a) above, under any of the Loan Documents; provided, however, that if a cure period is provided for the remedy of such failure, Borrower’s failure to perform will not constitute a Default until such date as the specified cure period expires; or

(c)

Construction: Use. (i) There is any material deviation in the Project Work from the Business Plan, Budget, or governmental requirements or the appearance or use of defective workmanship or materials in constructing any portion of the Project Work, and Borrower fails to remedy the same to Lender’s satisfaction within ten (10) days of Lender’s written demand to do so; or (ii) there is a cessation of progress with respect to the Project Work, prior to completion, for a continuous period of more than fifteen (15) days (except as may be permitted pursuant to Section 4.2 or as a result of Lender’s failure to make disbursements from the Cash Collateral Account in violation of the terms of the Loan Documents; or

(d)

Liens, Attachment; Condemnation. (i) The recording of any claim of lien against the Property or any portion of the Project Work or the service on Lender of any bonded stop notice relating to the Loan and the continuance of such claim of lien or bonded stop notice for twenty (20) days without discharge, satisfaction or provision for payment being made by Borrower in a manner satisfactory to Lender; or (ii) the condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to any material portion of the Property or any completed or ongoing Project Work; or (iii) the sequestration or attachment of, or any levy or execution upon any of the Property or any completed or ongoing Project Work, any other collateral provided by Borrower under any of the Loan Documents, any monies In any Account, or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or

(e)

Representations and Warranties. (i) The failure of any representation or warranty of Borrower in any of the Loan Documents and, solely with respect to any representation or warranty which is susceptible to cure, the continuation of such failure for more than ten (10) days after written notice to Borrower from Lender requesting that Borrower cure such failure; or (ii) any material adverse change in the financial condition of Borrower or any Guarantor (provided, however, that for all purposes hereof a Bankruptcy Action by the Guarantor shall not, in and of itself, be deemed to be a material adverse change in the financial condition of the Guarantor) from the financial condition represented to Lender as of the later of: (A) the Effective Date; or (B) the date upon which the financial condition of such party was first represented to Lender; or

(f)

Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by Borrower for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding Borrower’s insolvency; (iii) a general assignment by Borrower for the benefit of creditors; or (iv) Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or

(g)

Involuntary Bankruptcy. The failure of Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or In any way restrains or limits Borrower or Lender regarding the Loan, the Property, the Project Work or the Future Residential Improvements, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or thirty (30) days after the date of filing of such involuntary petition; or

(h)	Transfers. The occurrence of any Prohibited Property Transfer or Prohibited Equity Transfer.

(i)

Loss of Priority. The failure at any time of the Deed of Trust to be a valid first lien upon the Property and the Project Work or any portion thereof, other than as a result of any release or reconveyance of the Deed of Trust with respect to all or any portion of the Property and the Project Work pursuant to the terms and conditions of this Agreement; or

(j)

Hazardous Materials. The discovery of any significant Hazardous Materials in, on or about the Property subsequent to the Effective Date. Any such Hazardous Materials shall be “significant” for this purpose if said Hazardous Materials, in Lender’s sole discretion, have a materially adverse impact on the value of the Property and/or the Future Residential Improvements; or

(k)

Modification or Termination of Ground Lease. Except as required by the Current Entitlements or the Remaining Entitlements, if Borrower shall amend, modify, terminate or surrender the Ground Lease without Lender’s consent.

(l)	Special Purpose Entity; Organization. Any breach of the covenant set forth in Section 9.14.

(m)

Failure to Deliver Additional Cash Collateral Account Deposit. Borrower’s failure to deposit the additional sum of $5,000,000.00 into the Cash Collateral Account by January 31, 2012, as required pursuant to Section 3.4(c).

(n)

Default Under Other Loan Documents or Other Related Documents. The occurrence of a default under any of the Loan Documents or any of the Other Related Documents, including, without limitation, any failure to perform any covenant, condition or obligation thereunder by Borrower or Guarantor, but subject to any applicable notice and grace period expressly provided for therein.

11.2

ACCELERATION UPON DEFAULT; REMEDIES. Upon the occurrence of any Default specified in this Article 11, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable. Upon such acceleration, Lender may, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in any Account to the amounts owing under the Loan Documents.

11.3

DISBURSEMENTS TO THIRD PARTIES. Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment from any Account, or other funds of Lender. If such payment is made from an Account, Borrower shall immediately deposit with Lender, upon written demand, an amount equal to such payment with interest at the Default Rate calculated from the date of such payment until such amount is deposited with Lender by Borrower. If such payment is made from other funds of Lender, Borrower shall immediately repay such funds upon written demand of Lender with interest at the Default Rate calculated from the date of such payment until such amount is deposited with Lender by Borrower. In either case, the Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.

11.4

LENDER’S COMPLETION OF CONSTRUCTION. Upon the occurrence of a Default, Lender may, upon five (5) days prior written notice to Borrower, and with or without legal process, take possession of the Property and any completed or ongoing Project Work, remove Borrower and all agents, employees and contractors (including, without limitation, any Contractor or Architect) of Borrower from the Property and/or any completed or ongoing Project Work, complete the Project Work and market and sell or lease the Property any completed Project Work thereon. For this purpose, Borrower irrevocably appoints Lender as its attorney-in-fact, which agency is coupled with an interest. As attorney-in-fact, Lender may, in Borrower’s name, take or omit to take any action Lender may deem appropriate, including, without limitation, exercising Borrower’s rights under the Loan Documents and all contracts concerning the Property and/or improvements.

11.5

LENDER’S CESSATION OF PROJECT WORK. If Lender determines at any time that the Project Work is not being completed in accordance with the Business Plan, the Budget and all governmental requirements, Lender may immediately cause all ongoing Project Work to cease on the part of the Property affected by the condition of nonconformance. Borrower shall thereafter not allow any Project Work, other than corrective work, to be performed on any of the Property or completed or ongoing Project Work affected by the condition of nonconformance until such time as Lender notifies Borrower in writing that the nonconforming condition has been corrected.

11.6

REPAYMENT OF FUNDS ADVANCED. Any funds expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Note from the date the funds were expended.

11.7

RIGHTS CUMULATIVE, NO WAIVER. All Lender’s rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless ail sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

ARTICLE 12. DUE ON SALE/ENCUMBRANCE

12.1	PROPERTY TRANSFERS.

(a)

Prohibited Property Transfers. Borrower shall not cause or permit any Transfer of all or any part of or any direct or indirect legal or beneficial interest in the Property or the Collateral (collectively, a “Prohibited Property Transfer”), including, without limitation, any Lease (as such term is defined in the Deed of Trust) in all or any part of the Property for any purpose.

(b)

Permitted Property Transfers. Notwithstanding the foregoing, a (i) Full Satisfaction Sale, (ii) the Colony Pledge, (iii) a Colony Pledge Foreclosure, and (iv) a Transfer which is expressly permitted under this Agreement, shall not be deemed to be a Prohibited Property Transfer.

(c)

Following a Colony Pledge Foreclosure in accordance with this Agreement, nothing in the Loan Documents, or any other agreement between Borrower and Lender shall, or shall be deemed to, prevent the Borrower and its direct and indirect owners from accessing the Property and/or the Collateral and causing the Collateral to be prepared and marketed for sale (and sold subject to the provisions of this Section 12.1), and Lender consents to, and shall reasonably cooperate (without Lender being obligated to undertake any liability) with, such preparation, marketing and sale, at such accessing party’s sole cost and expense.

12.2	EQUITY TRANSFERS.

(a)

Prohibited Equity Transfers. Borrower shall not cause or permit any Transfer of any direct or indirect legal or beneficial interest in any Restricted Party (collectively, a “Prohibited Equity Transfer”), including without limitation, (i) if a Restricted Party is a corporation, any merger, consolidation or other Transfer of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (ii) if a Restricted Party is a limited partnership, limited liability partnership, general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Transfer of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (iii) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Transfer of a non-managing membership interest or the creation or issuance of new non-managing membership interests; or (iv) if a Restricted Party is a trust, any merger, consolidation or other Transfer of any legal or beneficial interest in such Restricted Party or the creation or issuance of new legal or beneficial interests.

(b)

Permitted Equity Transfers. Notwithstanding the foregoing, none of the following Transfers shall be deemed to be a Prohibited Equity Transfer: (i) a Transfer by a natural person who is a member, partner or shareholder of a Restricted Party to a revocable inter vivos trust having such natural person as both trustor and trustee of such trust and one or more immediate family members of such natural person as the sole beneficiaries of such trust; (ii) a Transfer of stock in any Restricted Party organized as a corporation provided such stock is listed on the New York Stock Exchange or other nationally recognized stock exchange; (iii) a Transfer of a Restricted Party resulting from an Acceptable Restructuring; (iv) Full Satisfaction Sale, (v) the Colony Pledge, and (vi) a Colony Pledge Foreclosure.

12.3	COLONY PLEDGE; FORECLOSURE THEREUNDER.

(a)

Approval of the Colony Pledge. Notwithstanding anything to the contrary contained herein or in any Loan Document, that certain Supplement to Pledge Agreement dated on or about the date hereof, by Lyon California, and acknowledged and agreed to by Sole Member, Colony Lender and Lyon Delaware (the “Colony Pledge”), whereby Lyon California has pledged all of its stock in Sole Member, is deemed permitted by Lender, and shall not constitute a Default.

(b)

Foreclosure of the Colony Pledge. In addition to the foregoing provisions of Section 12.3(a), and notwithstanding any other provision of this Agreement or any other Loan Document, so long as such foreclosure is not commenced prior to the date that is 120 days after the Petition Date, the foreclosure by Colony Lender or its nominee of the stock in Sole Member under the Colony Pledge, shall be deemed to be permitted by Lender, and shall not constitute a Default, provided that the commencement of the foreclosure of the stock in Sole Member (such foreclosure which complies with the terms of this Section 12.3(b), a “Colony Pledge Foreclosure”).

12.4

CERTIFICATES OF OWNERSHIP. Borrower shall deliver to Lender, at any time and from time to time, not more than five (5) days after Lender’s written request therefor, a certificate, in form acceptable to Lender, signed and dated by Borrower, listing the names of all persons and entities holding direct or indirect legal or beneficial interests in the Property or any Restricted Party and the type and amount of each such interest.

ARTICLE 13. MISCELLANEOUS PROVISIONS

13.1

INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR

OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO ANY OF THE PROPERTY OR IMPROVEMENTS. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE DEED OF TRUST.

13.2

FORM OF DOCUMENTS. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender’s approval and shall not be modified, superseded or terminated in any respect without Lender’s prior written approval.

13.3	NO THIRD PARTIES BENEFITED. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

13.4

NOTICES. All notices, consents, approvals and requests required or permitted hereunder must be given in writing and shall be effective for all purposes if (i) hand delivered, (ii) sent by certified or registered United States mail, postage prepaid, return receipt requested, (iii) sent by expedited prepaid delivery service, either a nationally recognized courier service or United States Postal Service, with proof of attempted delivery, or (iv) sent by electronic mail, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other party hereto in the manner provided for below):

If to Lender:	c/o Luxor Capital Group, L.P. 1114 Avenue of the Americas, Floor 29 New York, New York 10036-7772 Attention: Legal Department Electronic mail: Legal@luxorcap.com

With a copy to:	Gibson Dunn & Crutcher, LLP 200 Park Avenue New York, New York 10166 Attention: Matthew Kelsey Electronic mail: MKelsey@gibsondunn.com

If to Borrower:	Lyon Mayfield, LLC 4490 Von Karman Avenue Newport Beach, CA 92660 Attn: Richard S. Robinson

With a copy to:	Irell & Manella LLP 840 Newport Center Drive, Ste. 400 Newport Beach, CA 92660 Attn: Kyle S. Kawakami

A notice shall be deemed to have been given: (A) in the case of hand delivery, at the time of delivery; (B) in the case of registered or certified mail, when delivered or the first attempted delivery on a business day; (C) in the case of expedited prepaid delivery, upon the first attempted delivery on a business day and (D) in the case of electronic mail, when delivered before 5:00 p.m. Pacific Standard Time on a business day. Any party may change the address at which it is to receive notices under this Section 13.4 by furnishing written notice in accordance with the provisions of this Section 13.4 to the other parties.

13.5

ATTORNEY-IN-FACT. Borrower hereby irrevocably appoints and authorizes Lender, as Borrower’s attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Lender’s or Borrower’s name any notices, instruments or documents that Lender deems appropriate to protect Lender’s interest under any of the Loan Documents.

13.6

ACTIONS. Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property, the improvements, or the Loan Documents and Borrower shall immediately reimburse Lender upon demand for all such expenses so incurred or paid by Lender, including, without limitation, attorneys’ fees and expenses and court costs.

13.7

RIGHT OF CONTEST. Borrower may contest in good faith any claim, demand, levy or assessment (other than liens and stop notices) by any person other than Lender which would constitute a Default if: (a) Borrower pursues the contest diligently, in a manner which Lender determines is not prejudicial to Lender, and does not impair the rights of Lender under any of the Loan Documents; and (b) Borrower deposits with Lender any funds or other forms of assurance which Lender in good faith determines from time to time appropriate to protect Lender from the consequences of the contest being unsuccessful. Borrower’s compliance with this Section 13.7 shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

13.8

RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property or improvements, except as expressly provided in this Agreement and the other Loan Documents.

13.9

DELAY OUTSIDE LENDER’S CONTROL. Lender shall not be liable in any way to Borrower or any third party for Lender’s failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Lender’s control.

13.10

ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower, then Borrower shall immediately pay to Lender, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

13.11	IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in Dollars, in immediately available funds.

13.12

LENDER’S CONSENT. Wherever in this Agreement there is a requirement for Lender’s consent and/or a document to be provided or an action taken “to the satisfaction of Lender”, it is understood by such phrase that Lender shall exercise its consent, right or judgment in a reasonable manner given the specific facts and circumstance applicable at the time.

13.13	LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION.

(a)

Borrower agrees that Lender may elect, at any time, to sell, assign or grant participations in all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender’s sole discretion (“Participant”). In the event of any sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower to each purchaser, assignee, or participant, and upon written request by Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser, assignee or participant

(b)

Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section 13.13, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.

(c)

The parties to an assignment shall execute and deliver to the Lender an Assignment and Assumption Agreement, in substantially the form of Exhibit P hereto, or such other form as Lender may provide from time to time. The Lender shall maintain, as agent for Borrower solely for purposes of this Section 13.13, a copy of each Assignment and Assumption and a register for the recordation of the names and addresses of the parties to each assignment hereunder and the principal amounts (and stated interest) of the Loans owing to each assignee pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Lender, the parties to the assignment, and the Borrower shall treat each person whose name is recorded in the Register pursuant to the terms hereof as the owner of the assigned interest for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any assignee at any reasonable time and from time to time upon reasonable prior notice.

(d)

In the event of a participation, the Lender shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that the Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any rights or obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

13.14

CAPITAL ADEQUACY. If Lender or any Participant in the Loan determines that compliance with any law or regulation or with any guideline or request from any central bank or other governmental agency (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender or such Participant, or any corporation controlling Lender or such Participant, as a consequence of, or with reference to, Lender’s or such Participant’s or such corporation’s commitments or its making or maintaining advances below the rate which Lender or such Participant or such corporation controlling Lender could have achieved but for such compliance (taking into account the policies of Lender or such Participant or corporation with regard to capital), then Borrower shall, from time to time, within thirty (30) calendar days after written demand by Lender or such Participant, pay to Lender or such Participant additional amounts sufficient to compensate Lender or such Participant or such corporation controlling Lender to the extent that Lender determines such increase in capital is allocable to Lender’s obligations hereunder. A certificate as to such amounts, submitted to Borrower by Lender or such Participant, shall be conclusive and binding for all purposes, absent manifest error.

13.15

SIGNS. Lender may place on the Property reasonable signs standard to construction loan transactions stating that construction financing is being provided by Lender and any other lenders or participants in the Loan.

13.16

LENDER’S AGENTS. Lender may designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement and any of the other Loan Documents. Any reference to Lender in any of the Loan Documents shall include Lender’s agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Lender in reimbursement of such costs, as applicable.

13.17

TAX SERVICE. Lender is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Property and improvements satisfactory to Lender.

13.18

SEVERABILITY. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents.

13.19

HEIRS, SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided under the terms and conditions of this Agreement, the terms of the Loan Documents shall bind and inure to the benefit of the heirs, successors and assigns of the parties.

13.20	TIME. Time is of the essence of each and every term of this Agreement.

13.21

HEADINGS. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

13.22	GOVERNING LAW.

(a)

THIS AGREEMENT WAS NEGOTIATED IN WHOLE OR IN PART IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT TO THIS AGREEMENT WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY LEGAL REQUIREMENTS OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE OF CALIFORNIA UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF THE STATE OF CALIFORNIA, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS CHOICE OF GOVERNING LAW IS MADE PURSUANT TO NEW YORK GENERAL OBLIGATION LAW SECTION 5-1401.

(b)

EXCEPT AS MAY BE EXPRESSLY PROVIDED OTHERWISE IN ANY LOAN DOCUMENT, ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, OR AT LENDER’S SOLE OPTION AND ELECTION IN THE STATE WHERE THE PROPERTY IS LOCATED, AND, IN EITHER INSTANCE, BORROWER WAIVES ANY OBJECTIONS WHICH BORROWER MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

National Corporate Research, Ltd.

10 East 40th Street, 10th Floor
New York, NY 10016

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

(c)

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER BROUGHT BY BORROWER AGAINST LENDER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF THE LENDER-BORROWER RELATIONSHIP CREATED BY THE LOAN DOCUMENTS (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) WHICH IN ANY EVENT SHALL BE SUBJECT TO THE LIMITATIONS SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, MAY ONLY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK AND BORROWER HEREBY WAIVES ANY RIGHT TO BRING ANY CLAIM OR CAUSE OF ACTION IN ANY OTHER JURISDICTION AND HEREBY AGREES NOT TO DO SO.

13.23

INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

13.24	JOINT AND SEVERAL LIABILITY. The liability of all persons and entities obligated in any manner under this Agreement and any of the Loan Documents shall be joint and several.

13.25

COUNTERPARTS; FACSIMILE AND PDF SIGNATURES. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages. Facsimile and ..PDF or .TIF signatures shall be valid as if manually signed.

13.26

CONFIDENTIALITY. Lender agrees to keep confidential all non-public information provided to it pursuant to this Agreement regarding the Borrower, any Guarantor or the Property (“Confidential Material”). Borrower, however, agrees that Lender may disseminate any and all Confidential Material to any actual or potential Participant who agrees to keep any Confidential Material received by such actual or potential Participant confidential in the same manner and to the same extent, if any, as Lender is required to pursuant to this Section 13.26; provided, however, that In no event shall Lender or any of Lender’s affiliates be liable in any way to Borrower or any of Borrower’s affiliates as a result of the failure of any actual or potential Participant to keep Confidential Material confidential in accordance with the foregoing sentence. Notwithstanding the foregoing, Borrower agrees that Lender shall be permitted to disclose Confidential Material:

(a)	To legal counsel and accountants for Borrower, any Guarantor, Lender or their respective Affiliates;

(b)	To the other professional advisors to Borrower, any Guarantor, Lender or their respective Affiliates;

(c)	To regulatory officials having jurisdiction over Lender, Borrower, any Guarantor or the Loan;

(d)	To any governmental authority having regulatory jurisdiction over Borrower, any Guarantor, Lender or the Loan;

(e)	As required by law or legal process or in connection with any legal proceeding;

(f)	To any actual or potential participant, without restriction, following the occurrence and during the continuation of a Default.

For purposes of the foregoing, “non-public information” shall mean any information respecting Borrower or any Guarantor or their respective Affiliates or the Property, reasonably considered by Borrower or Guarantors to be material and not available to the public, other than (i) information previously filed with any governmental authority and available to the public, (ii) information which is available to the general public at the time of use or disclosure, (iii) information which becomes available to the general public, other than by manner of unauthorized disclosure or use by Lender, (iv) any information provided to Lender by a source that is not, to Lender’s knowledge, bound by any confidentiality restrictions with respect to such information, (v) information previously published in any public medium from a source other than, directly or indirectly, the Lender (vi) any information that has been independently conceived, discovered, acquired or developed whether before or after the date of this Agreement, by Lender or its Affiliates without violating any other obligations of Lender under this Section 13.26 and without reference to any Confidential Material,.

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

“LENDER”

QINA, LLC,
a Delaware limited liability company

By:
Name: Norris Nissim
	Title:	General Counsel, LCG Holdings, LLC, its managing member

“BORROWER”

LYON MAYFIELD, LLC,
a Delaware limited liability company

By:	Lyon Mayfield, Inc., a Delaware corporation its sole Managing Member

By:
Name:
Title:

By:
Name:
Title:

[Signature Page – Loan Agreement]

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

“LENDER”

QINA, LLC,
a Delaware limited liability company

By:
Name:
Title:

“BORROWER”

LYON MAYFIELD, LLC,
a Delaware limited liability company

By:	Lyon Mayfield, Inc., a Delaware corporation its sole Managing Member

By:
		Name:	Richard S. Robinson
		Title:	Senior Vice President

By:
		Name:	Brian W. Doyle
		Title:	Senior Vice President

[Signature Page – Loan Agreement]